UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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ESB Financial Corporation

(Name of Registrant as Specified in Its Charter)

N/A

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March 16, 2012

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of ESB Financial Corporation. The meeting will be held at the Connoquenessing Country Club located at 1512 Mercer Road, Ellwood City, Pennsylvania, on Wednesday, April 18, 2012, at 4:00 p.m., local time. The matters to be considered by stockholders at the annual meeting are described in detail in the accompanying materials.

It is very important that you be represented at the annual meeting regardless of the number of shares you own or whether you are able to attend the meeting in person. Let me urge you to mark, sign and date your proxy card today and return it in the envelope provided, even if you plan to attend the annual meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

Your continued support of and interest in ESB Financial Corporation is appreciated.

Sincerely,

Charlotte A. Zuschlag

President and Chief Executive Officer

ESB FINANCIAL CORPORATION

600 Lawrence Avenue

Ellwood City, Pennsylvania 16117

(724) 758-5584

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 18, 2012

NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders of ESB Financial Corporation (the “Company”) will be held at the Connoquenessing Country Club located at 1512 Mercer Road, Ellwood City, Pennsylvania, on Wednesday, April 18, 2012, at 4:00 p.m., local time, for the following purposes, all of which are more completely set forth in the accompanying proxy statement:

(1)	To elect two directors for a three-year term and until their successors are elected and qualified;

(2)	To consider and approve the Company’s 2012 Stock Incentive Plan;

(3)	To ratify the appointment of S.R. Snodgrass, A.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2012; and

(4)	To transact such other business as may properly come before the meeting or any adjournment thereof. Except with respect to procedural matters incident to the conduct of the annual meeting, management is not aware of any other matters which could come before the annual meeting.

The board of directors has fixed March 2, 2012 as the voting record date for the determination of stockholders entitled to notice of and to vote at the annual meeting. Only those stockholders of record as of the close of business on that date will be entitled to vote at the annual meeting or at any such adjournment.

BY ORDER OF THE BOARD OF DIRECTORS

Frank D. Martz

Group Senior Vice President of

Operations and Secretary

March 16, 2012

Ellwood City, Pennsylvania

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THIS MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

ESB FINANCIAL CORPORATION

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

APRIL 18, 2012

General

This proxy statement is being furnished to the holders of common stock of ESB Financial Corporation (the “Company”), the savings and loan holding company for ESB Bank (the “Bank”), in connection with the solicitation of proxies by the board of directors of the Company for use at its annual meeting of stockholders to be held at the Connoquenessing Country Club located at 1512 Mercer Road, Ellwood City, Pennsylvania, on Wednesday, April 18, 2012, at 4:00 p.m., local time, and at any adjournment thereof, for the purposes set forth in the notice of annual meeting of stockholders. This proxy statement is first being mailed to stockholders on or about March 16, 2012.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on April 18, 2012. This proxy statement and the 2011 Annual Report to Stockholders as well as driving directions to the annual meeting are available on our website at www.esbbank.com under the tabs “About Us—ESB Financial Corp—Annual Meeting Information.”

Voting Rights

Only stockholders of record at the close of business on March 2, 2012 (the “record date”) will be entitled to notice of and to vote at the annual meeting. At such date, there were 14,633,853 shares of common stock issued and outstanding and the Company had no other class of equity securities outstanding.

Each share of common stock is entitled to one vote at the annual meeting on all matters properly presented at the meeting. The presence in person or by proxy of at least a majority of the issued and outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the annual meeting. The election of directors will be determined by a plurality of the votes cast at the annual meeting. The two nominees receiving the greatest number of votes will be elected as directors. The affirmative vote of a majority of the total votes cast is required for the proposals to approve the Company’s 2012 Stock Incentive Plan (the “Incentive Plan”) and to ratify the appointment of the Company’s independent registered public accounting firm.

Under rules applicable to broker-dealers, the proposal to ratify the independent registered public accounting firm is considered a “discretionary” item upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions. The election of directors and the proposal to approve the Incentive Plan are considered “non-discretionary” for which brokerage firms may not vote in their discretion on behalf of clients who do not furnish voting instructions and, thus, there may be “broker non-votes” at the meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum at the annual meeting. However, because of the required votes, abstentions and broker non-votes will have no effect on the voting on the proposals at the annual meeting.

Recommendation of the Board of Directors

The board of directors of the Company recommends that stockholders vote (i) FOR the nominees for director described herein; (ii) FOR approval of the Company’s 2012 Stock Incentive Plan; and (iii) FOR the ratification of S.R. Snodgrass A.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2012.

Proxies

Shares of common stock represented by properly executed proxies, if such proxies are received in time and not revoked, will be voted in accordance with the instructions indicated on the proxies. If no contrary instructions are given, each proxy received will be voted (i) FOR the nominees for director described herein; (ii) FOR approval of the Company’s 2012 Stock Incentive Plan; (iii) FOR the ratification of S.R. Snodgrass, A.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2012; and (iv) upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Company written notice thereof (Frank D. Martz, Group Senior Vice President of Operations and Secretary, ESB Financial Corporation, 600 Lawrence Avenue, Ellwood City, Pennsylvania 16117); (ii) submitting a duly-executed proxy bearing a later date; or (iii) appearing at the annual meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the annual meeting and any adjournment thereof and will not be used for any other meeting.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as to the common stock beneficially owned, as of March 2, 2012, by (i) the only persons or entities, including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), who or which was known to the Company to be the beneficial owner of more than 5% of the issued and outstanding common stock, (ii) each director and director nominee of the Company, (iii) certain named executive officers of the Company, and (iv) all directors and executive officers of the Company as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership as of March 2, 2012(1)		Percent of Common Stock
ESB Financial Corporation Employee Stock Ownership Plan Trust 600 Lawrence Avenue Ellwood City, Pennsylvania 16117	2,448,717	(2)	16.7%

Directors and nominees:
Mario J. Manna	99,456	(3)	*
William B. Salsgiver	474,298	(4)	3.2
Herbert S. Skuba	201,713	(5)	1.4
James P. Wetzel, Jr.	100,088	(6)	*
Charlotte A. Zuschlag	461,089	(7)(13)	3.1

Named executive officers:
Charles P. Evanoski	159,383	(8)(13)	1.1
Frank D. Martz	277,807	(9)(13)	1.9
Todd F. Palkovich	150,235	(10)(13)	1.0
Richard E. Canonge	40,098	(11)	*

Directors and executive officers of the Company as a group (10 persons)	2,002,321	(12)(13)	13.4

*	Amounts to less than 1.0% of the issued and outstanding common stock.

(1)

Pursuant to rules promulgated by the Securities and Exchange Commission (the “SEC”) under the Exchange Act, a person or entity is considered to beneficially own shares of common stock if the person or entity has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or direct the disposition of the shares. Unless otherwise indicated, a person has sole voting power and sole investment power with respect to the indicated

shares. Under applicable regulations, a person is deemed to have beneficial ownership of any shares of common stock which may be acquired within 60 days of the record date pursuant to the exercise of outstanding stock options. Shares of common stock which are subject to stock options are deemed to be outstanding for the purpose of computing the percentage of outstanding common stock owned by such person or group but not deemed outstanding for the purpose of computing the percentage of common stock owned by any other person or group.

(2)	The ESB Financial Corporation Employee Stock Ownership Plan Trust (“Trust”) was established pursuant to the ESB Financial Corporation Employee Stock Ownership Plan (“ESOP”) by an agreement between the Company and Messrs. Salsgiver, Skuba and Manna who act as trustees of the ESOP. As of the record date, 329,656 shares held in the Trust were unallocated, and 2,119,061 shares held in the Trust had been allocated to the accounts of participating employees. Under the terms of the ESOP, the trustees will generally vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees, and allocated shares for which employees do not give instructions will generally be voted in the same ratio on any matter as to those shares for which instructions are given. Unallocated shares held in the ESOP will be voted by the ESOP trustees in accordance with their fiduciary duties as trustees.

(3)	Includes 20,670 shares held by Mr. Manna’s wife, 8,407 shares held jointly with Mr. Manna’s wife, with whom voting and dispositive power is shared, 10,426 shares held in Mr. Manna’s IRA, 6,782 shares held in Mr. Manna’s wife’s IRA and 26,480 shares which may be acquired by Mr. Manna upon the exercise of stock options exercisable within 60 days of the record date.

(4)	Includes 298,005 shares owned jointly with Mr. Salsgiver’s wife, with whom voting and dispositive power is shared, 12,800 shares which may be acquired by Mr. Salsgiver upon the exercise of stock options exercisable within 60 days of the record date and 52,559 shares held in trust for which he is trustee.

(5)	Includes 45,811 shares held by Mr. Skuba’s wife, 71,305 shares owned jointly with Mr. Skuba’s wife, with whom voting and dispositive power is shared, 271 shares held in Mr. Skuba’s IRA and 21,280 shares which may be acquired by Mr. Skuba upon the exercise of stock options exercisable within 60 days of the record date.

(6)	Includes 13,078 shares held by Mr. Wetzel’s wife, 42,906 shares held in Mr. Wetzel’s IRA, 33,750 shares owned jointly with Mr. Wetzel’s wife, with whom voting and dispositive power is shared, and 5,120 shares which may be acquired by Mr. Wetzel upon the exercise of stock options exercisable within 60 days of the record date.

(7)	Includes 9,294 shares held in Ms. Zuschlag’s IRA, 45,115 shares held in a trust which Ms. Zuschlag is trustee, 63,419 shares which may be acquired by Ms. Zuschlag upon the exercise of stock options exercisable within 60 days of the record date, 112,204 shares held by the ESOP for the account of Ms. Zuschlag, 3,571 shares held in a management recognition plan (“MRP”) which may be voted by Ms. Zuschlag pending vesting and distribution, and 11,440 shares held in the Company’s Retirement Savings Plan (“401(k) Plan”) for the account of Ms. Zuschlag.

(8)	Includes 35,540 shares which may be acquired by Mr. Evanoski upon the exercise of stock options exercisable within 60 days of the record date, 57,368 shares held by the ESOP for the account of Mr. Evanoski, 3,570 shares held in an MRP which may be voted by Mr. Evanoski pending vesting and distribution, and 10,135 shares held in the 401(k) Plan for the account of Mr. Evanoski.

(9)	Includes 122,802 shares owned jointly with Mr. Martz’s wife, with whom voting and dispositive power is shared, 41,300 shares which may be acquired by Mr. Martz upon the exercise of stock options exercisable within 60 days of the record date, 7,700 shares which may be acquired by Mr. Martz’s wife upon the exercise of stock options exercisable within 60 days of the record date, 67,513 shares held by the ESOP for the account of Mr. Martz, 22,017 shares held by the ESOP for the account of Mr. Martz’s wife, 3,570 shares held in an MRP which may be voted by Mr. Martz pending vesting and distribution, 10,134 shares held in the 401(k) plan for the account of Mr. Martz and 2,771 shares held in the 401(k) Plan for the account of Mr. Martz’s wife.

(10)

Includes 5,919 shares held in Mr. Palkovich’s IRA, 24,302 shares held jointly with Mr. Palkovich’s wife, with whom voting and dispositive power is shared, 41,300 shares which may be acquired by Mr. Palkovich upon the exercise of stock options exercisable within 60 days of the record date, 64,694 shares held by the ESOP for the account of Mr. Palkovich, 3,570 shares held in an MRP which may be voted by Mr. Palkovich pending vesting and distribution, and 10,450 shares held in the 401(k) Plan for the account of Mr. Palkovich.

(11)	Includes 26,323 shares held jointly with Mr. Canonge’s wife, with whom voting and dispositive power is shared, 2,254 shares which may be acquired by Mr. Canonge upon the exercise of stock options exercisable within 60 days of the record date, 8,900 shares held by the ESOP for the account of Mr. Canonge and 2,621 shares held in the 401(k) Plan for the account of Mr. Canonge.

(12)	Includes 268,123 shares which may be acquired by all directors and officers of the Company as a group upon the exercise of stock options exercisable within 60 days of the record date. Also includes 353,258, 51,771 and 14,281 shares which are held by the ESOP, the 401(k) Plan and the MRP, respectively, which have been allocated to the accounts of participating officers and, consequently, will be voted at the annual meeting by direction of such participating officers.

(13)	Does not include 70,999, 14, 14, and 14 shares held by a trust established by the Company to fund certain benefits to be paid to Ms. Zuschlag, Messrs. Evanoski, Martz and Palkovich, respectively, pursuant to an excess benefit plan. The executive officers do not possess voting or investment power with respect to such shares.

ELECTION OF DIRECTORS

Our Articles of Incorporation and Bylaws provide that the board of directors shall be divided into three classes as nearly equal in number as possible, and that the members of each class shall be elected for terms of three years and until their successors are elected and qualified, with one of the three classes of directors to be elected each year. The number of directors currently authorized by our Bylaws is five.

At the annual meeting, stockholders of the Company will be asked to elect two directors for a three-year term and until their successors are elected and qualified. The two nominees for election as directors were selected by the nominating committee of the board of directors. There are no arrangements or understandings between the persons named and any other person pursuant to which such person was selected as a nominee for election as a director at the annual meeting, and no director or nominee for director is related to any other director or executive officer of the Company by blood, marriage or adoption.

If any person named as nominee should be unable or unwilling to stand for election at the time of the annual meeting, the proxies will nominate and vote for any replacement nominee or nominees recommended by the board of directors of the Company. At this time, the board of directors knows of no reason why any of the nominees may not be able to serve as a director if elected.

Article 7.F of our Articles of Incorporation governs nominations for election to the board of directors and requires all nominations for election to the board of directors, other than those made by or at the direction of the board, to be made pursuant to timely notice in writing to the Secretary of the Company, as set forth in the Articles of Incorporation. To be timely, with respect to an election to be held at an annual meeting of stockholders, a stockholders’ notice must be delivered to, or mailed and received at, the principal executive offices of the Company, not later than 60 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. Each written notice of a stockholder nomination must set forth certain information specified in the Articles of Incorporation. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the procedures set forth in the Articles of Incorporation.

Information with Respect to Nominees for Director and Continuing Directors

The following tables present information concerning each nominee for director and each director whose term continues and reflects his or her tenure as a director of the Company and his or her principal occupation during the past five years. All of the members of the board of directors, except Ms. Zuschlag, are independent as defined in the rules of the NASDAQ Stock Market.

Nominees for Director for a Three-Year Term Expiring in 2015

Name	Age	Position with the Company and Principal Occupation During the Past Five Years	Director Since(1)
Charlotte A. Zuschlag	60	Director; President and Chief Executive Officer of the Company since February 1991 and of ESB Bank since June 1989. Ms. Zuschlag’s service as President and Chief Executive Officer, her extensive experience in the local banking industry and involvement in business and civic organizations in the communities in which the Bank serves affords the Board valuable insight regarding the business and operations of the Company.	1988

James P. Wetzel, Jr.	67	Director; former President and Chief Executive Officer of PHSB Financial Corporation from December 2001, and President of Peoples Home Saving Bank from 1986, until their acquisition by the Company in February 2005. Mr. Wetzel brings valuable banking and institutional knowledge to the Board from his years of service as a chief executive officer of a local financial institution and his long standing ties to the local community.	2005

The Board of Directors Recommends a Vote For Election of the Above Nominees for Director.

Members of the Board of Directors Continuing in Office

Directors With Terms Expiring in 2013

Name	Age	Position with the Company and Principal Occupation During the Past Five Years	Director Since(1)
Mario J. Manna	76	Director; Retired tax collector, Borough of Coraopolis, Pennsylvania. As a retired publicly elected official, Mr. Manna brings a wealth of financial expertise and government experience to the Board.	2001

William B. Salsgiver	78	Chairman of the Board of the Company and ESB Bank; a principal of the property development and residential construction firm, Perry Homes, Zelienople, Pennsylvania. Mr. Salsgiver’s extensive business experience in construction and real estate development as well as his long time service as Chairman of the Board position him well qualified to continue to serve a director of the Company.	1987

Director With Term Expiring in 2014

Name	Age	Position with the Company and Principal Occupation During the Past Five Years	Director Since(1)
Herbert S. Skuba	73	Vice Chairman of the Board of the Company and ESB Bank; Retired director, President and Chief Executive Officer of Ellwood City Hospital, Ellwood City, Pennsylvania. Mr. Skuba’s previous business experience running a hospital center located in our market area provides the Board with valuable entrepreneurial knowledge and experience.	1988

(1)	Includes service with ESB Bank prior to the Bank’s organization to the holding company form.

Executive Officers Who Are Not Directors

The following table sets forth certain information with respect to the executive officers of the Company who are not also directors of the Company. All executive officers of the Company are elected annually by the board of directors and shall serve at the discretion of the board.

Name	Age	Position with the Company and Principal Occupation During the Past Five Years
Frank D. Martz	56	Group Senior Vice President of Operations of the Company since January 2000 and Secretary of the Company since February 1991; Group Senior Vice President of Operations of ESB Bank since January 2000 and Secretary of ESB Bank since November 1989; Senior Vice President of Operations of the Company and ESB Bank from April 1993 through December 1999.

Charles P. Evanoski	53	Group Senior Vice President of the Company and ESB Bank since January 2000 and Chief Financial Officer of the Company and ESB Bank since April 1993; Senior Vice President of the Company and ESB Bank from April 1993 through December 1999.

Todd F. Palkovich	57	Group Senior Vice President of Lending of the Company and ESB Bank since January 2000; Senior Vice President of Lending of the Company and ESB Bank from April 1993 through December 1999.

Bonita L. Wadding	42	Senior Vice President and Controller of the Company and the Bank since November 2003 and Treasurer since October 2011; Vice President and Controller of ESB Bank since September 2000; Assistant Vice President and Financial Analyst of ESB Bank since April 1997.

Richard E. Canonge	49	Senior Vice President of Audit, Compliance and Loan Review of the Company and the Bank since October 2011; Senior Vice President and Treasurer of the Company and ESB Bank from February 2005 until September 2011; formerly served as Vice President and Chief Financial Officer of PHSB Financial Corporation from December 2001, and of Peoples Home Savings Bank from 1990, until their acquisition by the Company in February 2005.

Code of Ethics for Directors, Executive Officers and Financial Professionals

The board of directors of the Company has adopted a code of ethics for the Company’s directors, executive officers, including the chief executive officer and the chief financial officer, and financial professionals. Our directors and officers are expected to adhere at all times to this code of ethics. We have posted this code of ethics on our website at www.esbbank.com.

The Company will disclose on its website at www.esbbank.com, to the extent and in the manner permitted by Item 5.05 of Form 8-K, the nature of any amendment to this code of ethics (other than technical, administrative, or other non-substantive amendments), our approval of any material departure from a provision of this code of ethics, and our failure to take action within a reasonable period of time regarding any material departure from a provision of this code of ethics that has been made known to any of our executive officers.

Directors Attendance at Annual Meetings

Although we do not have a formal policy regarding attendance by members of the board of directors at annual meetings of stockholders, we expect that our directors will attend, absent a valid reason for not doing so. In 2011, all of our directors attended our annual meeting of stockholders.

The Board of Directors and Its Committees

Regular meetings of the board of directors of the Company are held on a monthly basis and special meetings of the board of directors of the Company are held from time-to-time as needed.

There were 11 meetings of the board of directors of the Company held during 2011. No director attended fewer than 75% of both the aggregate total number of meetings of the board of directors held during 2011 and the total number of meetings held by all committees of the board on which the director served during such year.

The board of directors of the Company has established various standing committees of the board, including executive, compensation, audit and nominating and corporate governance committees. The Company and its subsidiaries have other committees comprised of officers and directors of the Company and such subsidiaries which meet for specific purposes.

The executive committee of the Company is authorized to exercise the powers of the board of directors between regular meetings of the board. Currently, Messrs. Skuba and Salsgiver and Ms. Zuschlag (Chairperson) serve as members of this committee. During 2011, the executive committee did not meet.

The compensation committee of the Company makes recommendations regarding officer salaries to the board of directors. Currently, Messrs. Salsgiver (Chairman), Skuba and Manna serve as members of this committee. The compensation committee operates pursuant to a written charter, which can be viewed on our website at www.esbank.com. During 2011, the compensation committee met two times.

The Company has established a nominating and corporate governance committee to evaluate and make recommendations to the board of directors for the election of directors. As of December 31, 2011, the members of this committee were Messrs. Salsgiver (Chairman) and Manna. Each of these persons is independent within the meaning of the rules of the NASDAQ Stock Market. The nominating and corporate governance committee operates pursuant to a written charter, which can be viewed on our website at www.esbbank.com. During 2011, the nominating and corporate governance committee met two times.

The nominating and corporate governance committee considers candidates for director suggested by its members and other directors, as well as management and stockholders. The nominating and corporate governance committee also may solicit prospective nominees identified by it. A stockholder who desires to recommend a prospective nominee for the board should notify the Company’s Secretary or any member of the nominating and corporate governance committee in writing with whatever supporting material the shareholder considers appropriate. The nominating and corporate governance committee also considers whether to nominate any person nominated pursuant to the provision of our Articles of Incorporation relating to stockholder nominations, which is described under “Election of Directors.” The nominating and corporate governance committee has the authority and ability to retain a search firm to identify or evaluate potential nominees if it so desires.

The charter of the nominating and corporate governance committee sets forth certain criteria the committee may consider when recommending individuals for nomination as director including: (a) ensuring that the board of directors, as a whole, is diverse and consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise (including expertise that could qualify a director as a “financial expert,” as that term is defined by the rules of the SEC), local or community ties and (b) minimum individual qualifications, including strength of character, mature judgment, familiarity with our business and industry, independence of thought and an ability to work collegially. The committee also may consider the extent to which the candidate would fill a present need on the board of directors.

Once the nominating and corporate governance committee has identified a prospective nominee, the committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the committee with the recommendation of the prospective candidate, as well as the committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others.

The audit committee reviews the Company’s records and affairs to determine its financial condition, reviews the Company’s systems of internal control with management and the independent registered public accounting firm, and monitors the Company’s adherence in accounting and financial reporting to generally accepted accounting principles. During 2011, Messrs. Wetzel (Chairman), Skuba and Manna served as members of this committee. The audit committee met five times during 2011. The members are independent as defined in the listing standards of the NASDAQ Stock Market.

The board of directors has determined that Mr. Wetzel meets the SEC requirements for qualification as an audit committee financial expert. An audit committee financial expert is defined as a person who has the following attributes: (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity or accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant’s financial statements, or experience actively supervising one or more persons engaged in such activities; (iv) an understanding of internal controls and procedures for financial reporting; and (v) an understanding of audit committee functions.

The identification of a person as an audit committee financial expert does not impose on such person any duties, obligations or liability that are greater than those that are imposed on such person as a member of the audit committee and the board of directors in the absence of such identification. Moreover, the identification of a person as an audit committee financial expert for purposes of the regulations of the SEC does not affect the duties, obligations or liability of any other member of the audit committee or the board of directors. Finally, a person who is determined to be an audit committee financial expert will not be deemed an “expert” for purposes of Section 11 of the Securities Act of 1933.

The board of directors has adopted an audit committee charter, a copy of which is available on the Company’s website at www.esbbank.com.

Board Leadership Structure and the Board’s Role in Risk Oversight

Ms. Charlotte Zuschlag serves as our President and Chief Executive Officer and Mr. William B. Salsgiver serves as Chairman of the Board. The board of directors has determined that that separation of the offices of Chairman of the Board and President enhances board independence and oversight. Further, the separation of the Chairman of the Board permits the President and Chief Executive Officer to better focus on her responsibilities on managing the daily operations of the Company, enhancing shareholder value and expanding and strengthening our franchise while allowing the Chairman to lead the board of directors in its fundamental role of providing independent oversight and advice to management. Mr. Salsgiver is an independent director under the rules of the Nasdaq Stock Market.

Risk is inherent with every business, particularly financial institutions. We face a number of risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk and reputational risk. Management is responsible for the day-to-day management of the risks the Company faces, while the board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the board of directors has the responsibility to ensure that the risk management processes designed and implemented by management are adequate and functioning as designed. In this regard, the Chairman of the Board meets regularly with management to discuss strategy and risks facing the Company.

Members of senior management regularly attend the board meetings and are available to address any questions or concerns raised by the board on risk management or other matters. The Chairman of the Board and independent directors work together to provide strong, independent oversight of the Company’s management and affairs though its committees and meetings of independent directors. In this regard, the Company has established a risk committee, an asset liability committee and an investment committee, which are comprised of a combination of directors, members of senior management and employees.

Report of the Audit Committee

The audit committee has reviewed and discussed the audited financial statements with management. The audit committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61 “Communication with Audit Committees,” as amended by SAS No. 90, “Audit Committee Communications” as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The audit committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with the independent registered public accounting firm, the independent registered public accounting firm’s independence. Based on the review and discussions referred to above in this report, the audit committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the SEC.

Audit Committee

James P. Wetzel, Jr. (Chairman)

Herbert S. Skuba

Mario J. Manna

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation Discussion and Analysis

Overview of Compensation Philosophy and Program. Our compensation philosophy is to provide compensation to our executive officers that is competitive in the marketplace in order to attract and retain qualified and experienced officers. The compensation of our executive officers, including the various components of such compensation, is determined by our Compensation Committee. The Committee consists solely of non-employee directors who meet all applicable requirements to be independent of management. In addition, the Committee uses an independent outside consulting firm that provides information regarding the compensation paid by our peer group, as described below.

When setting the compensation of our executive officers, the Committee generally targets compensation which is comparable with our peer group with respect to each of our components of compensation. The compensation we provide to our executive officers primarily consists of the following:

•	annual base salary,

•	annual cash bonuses,

•	annual grants of stock options,

•	periodic grants of restricted stock awards, and

•	other forms of compensation as approved by the Committee.

Since our mutual to stock conversion and initial public stock offering in 1990, we have implemented various stock option and restricted stock plans in order to more closely align the interests of our directors and executive officers with our stockholders. Each of these plans were approved by our stockholders. Grants of stock options are made to our executive officers and directors annually, and grants of restricted stock are made periodically both as a reward for past service as well as to provide an incentive for future performance. In addition, equity compensation has become a more significant part of our executive compensation structure due to our goal of linking our executive compensation to the achievement of the Company’s business strategy and goals.

We also provide all of our employees, including our executive officers, with tax-qualified retirement benefits through an employee stock ownership plan (the “ESOP”) and a 401(k) Plan. In addition, our executive officers participate in a supplemental executive retirement plan (the “SERP”) and an excess benefit plan.

We also offer various fringe benefits to all of our employees, including our executive officers, on a non-discriminatory basis, including group policies for medical, dental, life, disability and accidental death insurance. Our executive officers receive an automobile allowance as well as the payment of club dues. The Committee believes such benefits are appropriate and assist such officers in fulfilling their employment obligations.

Independent Compensation Committee. The Committee, composed entirely of independent directors, administers the Company’s executive compensation program. The members of the Committee, Messrs. William B. Salsgiver (Chairman), Herbert S. Skuba and Mario J. Manna, meet all of the independence requirements under applicable laws and regulations, including the listing requirements of the Nasdaq Stock Market. None of the members is a current or former officer or employee of the Company or any of its subsidiaries or has any separate business relationship with the Company. The role of the Committee is to oversee the Company’s compensation and benefit plans and policies, administer its stock benefit plans (including reviewing and approving equity grants to executive officers) and review and approve annually all compensation decisions relating to executive officers, including those for the President and Chief Executive Officer, the Chief Financial Officer and the other executive officers named in the Summary Compensation Table (the “named executive officers”).

The Committee is committed to high standards of corporate governance, as embraced most notably in the Sarbanes-Oxley Act of 2002 and the various regulations implementing that statute. The Committee’s Charter reflects the foregoing responsibilities and commitment, and the Committee and the Board periodically review and revise the Charter. The full text of the Compensation Committee Charter is available on our website at www.esbbank.com. The Committee’s membership is determined by the Board. The Committee held two meetings in 2011, including an executive session with only the Committee members being present.

Even prior to the recent intensified interest in corporate governance, the Committee adhered to sound governance principles and practices. The Committee has typically exercised exclusive authority over the compensation paid to Company executives, including not only the amount and type of awards granted to executives under our stock option and restricted stock plans, but also on the issues of executive salaries, bonuses, retirement and severance arrangements, and other benefits. As a matter of philosophy, the Company and the Committee have been committed to creating a compensatory structure for executives that is simple and readily comprehensible to investors. The types of compensation we offer our executives remain within the traditional categories: salary, short and long-term incentive compensation (cash bonus and stock-based awards), standard executive benefits, and retirement and severance benefits. The Company does not provide executives with excessive or exotic perquisites. It also does not make loans to executives or their families or families’ businesses, other than those made in the ordinary course of the Bank’s business and on substantially the same terms as those prevailing at the time for comparable transactions with other persons in accordance with applicable federal banking regulations. We do not permit our executives to receive any income or gain from affiliated transactions or arrangements with the Company, a major concern addressed by recent corporate governance laws and regulations.

The Committee recognizes the importance of maintaining sound principles for the development and administration of compensation and benefit programs, and has taken steps to significantly enhance the Committee’s ability to effectively carry out its responsibilities as well as enhance the link between executive pay and performance. Examples of actions that the Committee has taken include (i) holding executive sessions of the Committee without Company management present, (ii) aligning compensation structures based on targeting average competitive pay of peer groups, and (iii) aligning the relative mix of stock options and restricted stock awards to increase the importance of long-term incentives.

General Compensation Philosophy. The Committee believes that compensation paid to executive officers should be closely aligned with the performance of the Company on both a short-term and long-term basis, and that such compensation should assist the Company in attracting and retaining key executives critical to its long-term success. The compensation of executive officers is structured to ensure that a significant portion of an executive’s compensation will be directly related to the Company’s corporate performance and other factors that directly and indirectly influence shareholder value. To that end, it is the view of the Board that the total compensation program for executive officers should consist of the following:

•	Salaries;

•	Annual cash bonus awards;

•	Long-term incentive compensation consisting of a mixture of stock options and restricted stock awards; and

•	Certain other benefits.

The overriding philosophy in setting corporate goals is to ensure that the interests of senior management are aligned with the interests of stockholders. The Committee believes that, over time, the financial performance of the Company is reflected in the value of its stock and that internal results, such as financial performance, and external results, such as stock price, ultimately move in a complementary fashion. In particular, the Committee believes that the most critical performance measures which provide an accurate gauge of management’s success in implementing the Company’s strategy are return on average equity and diluted earnings per share. The executive officers’ annual discretionary bonus is based upon the Committee’s assessment of the Company’s financial performance (internal results), while other elements, specifically stock options and the ultimate value of restricted stock awards, are tied to stock performance (external results). Under both considerations, financial performance and stock performance, the emphasis is on steady but consistent progress over time, achieved through careful execution of a well-designed business strategy. The Committee believes this formula has worked well for the Company.

The financial performance of the Company on a period-to-period basis is the major factor considered by the Committee when it determines salary adjustments and discretionary cash bonuses. The Committee uses these elements of compensation to incentivize executives to achieve continuous, near-term results. Executives’ stock-based compensation, on the other hand, is focused on achievement of long-term success. As is true of most publicly traded entities, the Company’s stock performance fluctuates over time, typically more so than does our financial performance. However, over time, the Committee believes that the return to stockholders investing in our stock, including dividend payout, is a good indicator of corporate performance. Stock-based awards are thus a way to link executive compensation to long-term performance.

In 2011, the Company granted stock options to employees and executive officers which vest over four years. In addition, the Chief Executive Officer and the three Group Senior Vice Presidents were granted restricted stock which vest over nine years. This structure reinforces the executive’s incentive to seek long-term growth in stock value through strong corporate performance. In addition, the Company has never re-priced stock options downward or exchanged new lower priced options for outstanding higher priced options.

In determining the overall amounts and types of executive compensation, the Committee weighs not only corporate performance measures but personal factors as well, including commitment, leadership, teamwork and community involvement. We also consider executive compensation practices of our competitors and peers. It is the intent of the Committee that generally salaries be set at or about the average of a peer group of publicly traded bank and thrift companies.

The Role of the Compensation Consultant. The Company has selected and retained the services of Clearpoint Advisors, LLC (“Clearpoint”), an independent executive compensation consulting firm located in Sewickley, Pennsylvania, to assist the Compensation Committee in setting executive compensation levels. Clearpoint does not provide any other services to the Company and works with the Company’s management only on matters for which the Compensation Committee is responsible. Clearpoint was engaged to review our total compensation practices, including base salary, total cash compensation (salary plus bonus), long-term incentive compensation and total direct compensation, to compare it with a group of bank and thrift institutions similar in size and financial performance to the Company and to make recommendations regarding executive compensation. The Committee considered Clearpoint’s review of compensation levels in establishing the compensation amounts for the named executive officers in 2011.

The Role of Peer Companies and Benchmarking. Peer group benchmarking was used as one factor by the Compensation Committee in making compensation decisions for 2011. With the assistance of Clearpoint, the Compensation Committee identified a group of peer companies to use for compensation comparison purposes for 2011. In determining the peer group, the Compensation Committee selected 35 publicly-traded bank and thrift institutions located throughout Pennsylvania, New York, New Jersey and Ohio with assets between $700 million and $2.9 billion. The peer group was as follows:

Alliance Financial Corporation

Arrow Financial Corporation

Chemung Financial Corporation

The First of Long Island Corporation

Hudson Valley Holding Corp.

Provident New York Bancorp

Smithtown Bancorp, Inc.

Sterling Bancorp

Suffolk Bancorp

Tompkins Financial Corporation

Abington Bancorp, Inc.

Bryn Mawr Bank Corporation

Northfield Bancorp, Inc.

Citizens & Northern Corporation

First National Community Bancorp, Inc.

Metro Bancorp, Inc.

Orrstown Financial Services, Inc.

Parkvale Financial Corporation

Republic First Bancorp, Inc.

Tower Bancorp, Inc.

Univest Corporation of Pennsylvania

VIST Financial Corp.

Kearny Financial Corp.

Lakeland Bancorp, Inc.

OceanFirst Financial Corp.

Oritani Financial Corp.

Peapack-Gladson Financial Corporation

Roma Financial Corporation

Camco Financial Corporation

First Defiance Financial Corp.

Farmers National Banc Corp.

First Citizens Banc Corp

LNB Bancorp, Inc.

Peoples Bancorp Inc.

United Community Financial Corp.

The Compensation Committee reviews both compensation and performance at peer companies in its decision making process so it can set compensation levels that it believes are commensurate with the Company’s performance. The Compensation Committee does not, however, set compensation components to meet specific benchmarks.

Role of Executive Officers and Management. The Chief Executive Officer provides recommendations to the Committee on matters of compensation philosophy, plan design and the general guidelines for executive officer compensation. These recommendations are then considered by the Committee. The Chief Executive Officer generally attends Committee meetings but is not present for the executive sessions or for any discussion of her own compensation.

Tax Deductibility of Pay. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), places a limit of $1.0 million on the amount of compensation that the Company may deduct in any one year with respect to each of its five most highly paid executive officers. There is an exception to the $1.0 million limitation for performance-based compensation meeting certain requirements. Stock options are performance-based compensation meeting those requirements and, as such, are fully deductible. Service-based only restricted stock awards are not considered performance-based compensation under Section 162(m) of the Code.

To date, Section 162(m) has not affected the ability of the Company to deduct the expense of the executive compensation paid. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Committee has not adopted a policy requiring all compensation to be deductible.

Salaries. The salaries of the executive officers are reviewed on an annual basis, as well as at the time of a promotion or other change in responsibilities. Increases in salary are based on an evaluation of the individual’s performance and level of pay compared to the peer group pay levels as well as the Company’s financial performance. Merit increases normally take effect in December of each year. In setting the 2012 compensation for the President and Chief Executive Officer, the Committee considered her performance during 2011, including her increased scope of responsibilities relating to the Company’s continuing growth, profitability, capital levels, performance relative to industry standards such as problem asset levels, loan production, regulatory compliance and asset-liability management. Specifically, the Committee looked at the Company’s growth in customer deposits from $1.0 billion at December 31, 2010 to $1.2 billion at September 30, 2011, the increase in the Company’s return on average equity from 8.26% for the year ended December 31, 2010 to 8.99% for the nine months ended September 30, 2011, the Company’s net loan portfolio of $644.3 million at September 30, 2011, as well as the Company’s net income of $11.9 million for the nine months ended September 30, 2011. In addition, the Committee considered that the Company’s asset/liability risk level, regulatory capital levels and regulatory compliance results were within the Board of Directors’ approved policies.

In setting compensation increases for officers, the Committee also considered the Company’s written compensation policies which set forth the following factors in setting compensation:

•	qualifications and experience of the officer;

•	compensation paid to other persons employed by the Company;

•	compensation paid to persons having similar duties and responsibilities in other public companies;

•	the size of the Company and the complexity of our operations;

•	the financial condition, including income of the Company and the officer’s contribution thereto; and

•	the value of fringe benefits provided to the officer as well as prerequisites.

For 2012, salaries for the named executive officers were increased 4.0%, with Ms. Zuschlag’s salary increasing to $489,750, the Group Senior Vice Presidents’ salaries increasing to $208,000 and the Senior Vice President’s salary increasing to $118,456. Base salary is considered in conjunction with the short-term annual bonus component of the Company’s executive compensation program.

Bonuses. A discretionary cash bonus for the executive officers is determined on an annual basis. The amount of the bonus is based on the Committee’s assessment of the Company’s overall performance as well as an evaluation of the individual’s performance and level of pay and bonuses compared to the peer group pay and bonuses levels, with the amount determined at the discretion of the Committee. For 2011, Ms. Zuschlag was awarded a bonus of $195,800, each of the three Group Senior Vice Presidents was awarded a bonus of $60,000 and the Senior Vice President was awarded a bonus of $16,500.

Long-Term Compensation. The Committee believes that, from a motivational standpoint, the use of stock-based compensation has contributed to the Company’s financial performance, eliciting maximum effort and dedication from our executive officers. The long-term incentive compensation portion of the Company’s compensation program primarily consists of annual grants of stock options and periodic grants of restricted stock awards under the Company’s stock incentive and option plans. These grants and awards are designed to provide incentives for long-term positive performance by the executive and other senior officers and to align their financial interests with those of the Company’s stockholders by providing the opportunity to participate in any appreciation in the stock price of the Company’s common stock which may occur after the date of grant of stock options or restricted stock awards.

Under the stock incentive plans, the Committee has discretion in determining grants of stock options and restricted stock awards to executive officers, including the timing, amounts and types of awards. In the case of individual executives, our award decisions are based in part on corporate performance. In addition, for 2011, the amount of such grants was based, in part, on the officer’s position within the organization and an assessment of the officer’s performance during 2011.

The exercisability of options and the vesting of restricted stock awards generally depend upon the executive officer continuing to render services to the Company. In addition, although not granted to date, the Company’s 2005 Stock Incentive Plan provides that awards may be made based upon specified performance goals. All options granted under the Company’s stock option plans must have an exercise price at least equal to the market value of the common stock on the date of grant. Options may be exercised only for a limited period of time after the optionee’s departure from the Company in most cases.

In the past, our long-term incentive compensation has primarily consisted of stock options, with restricted stock awards being granted at a significantly lesser rate. We emphasized stock options primarily for two reasons. First, prior to the adoption of Financial Accounting Standards No. 123(R) (recodified as FASB Accounting Standards Codification (“ASC”) Topic 718), the granting and vesting of stock options did not result in any financial statement expenses, whereas restricted stock awards had to be expensed over the vesting period. Second, because the exercise price of all of our stock options equaled the fair market value of our common stock on the date of grant, our executive officers only benefit from stock options if the market value of our common stock increases after the date of grant. By comparison, restricted stock awards have some value to the recipients of the awards even if the market value of our stock declines after the date of grant.

Under FASB ASC Topic 718, all stock options are now required to be expensed over the applicable vesting period. In addition, an increasing number of companies are using restricted stock awards, or a combination of restricted stock awards and stock options. The Committee granted restricted stock awards in 2011 and may consider such grants again in the future.

Stock Options

The Committee granted stock options to each named executive officer in November 2011. Executive officers were granted stock options with an exercise price equal to the fair market value of the Company’s common stock on the date of grant. Accordingly, those stock options will have value only if the market price of the common stock increases after that date. In determining the size of stock option grants to executive officers, the Committee considers similar awards to individuals being granted comparable values in our peer group as well as the Company’s financial performance against the strategic plan as attributed to executive officers.

The named executive officers were awarded the following number of stock options: Ms. Zuschlag, 13,242 shares, Messrs. Evanoski, Martz and Palkovich, 5,500 shares each, and Mr. Canonge, 2,150 shares. The options vested 20% immediately and 20% per year beginning on the first anniversary of the grant. The Company has traditionally established the compensation for its executive officers in November of each year as part of its annual review of their performance.

Restricted Stock Awards

Under the Company’s 2005 Stock Incentive Plan, the Committee is authorized to grant share awards, which are a right to receive a distribution of shares of common stock. Shares of common stock granted pursuant to a share award are in the form of restricted stock which vests upon such terms and conditions as established by the Committee. The Committee determines which officers and key employees will be granted share awards, the number of shares subject to each share award, whether the share award is contingent upon achievement of certain performance goals and the performance goals, if any, required to be met in connection with a share award. Non-employee directors are not eligible to receive share awards. In addition, the Committee may award shares of restricted stock to employees pursuant to the Troy Hill Bancorp Inc. Recognition and Retention Plan for Officers, which was assumed and adopted by the Company. In 2011, the Company granted 45,000 shares of restricted stock to Ms. Zuschlag and 15,000 shares of restricted stock to each of Messrs. Evanoski, Martz and Palkovich. The restricted stock grants vested 10% immediately and an additional 10% will vest each year thereafter over nine years.

Stock Ownership Guidelines. The Company has not established any formal policies or guidelines addressing expected levels of stock ownership by the named executive officers or for other executive officers. However, this matter remains under consideration.

Additional Components of Executive Compensation. The Company and the Bank have also entered into employment agreements with Ms. Zuschlag and have entered into change in control agreements with the other executive officers, including the named executive officers. The purpose of the employment and change in control agreements is to retain for the benefit of the Company and the Bank the talents of highly skilled officers who are integral to the development and implementation of the Company’s business. Such agreements, as discussed below, provide for termination benefits in the event of such executives’ termination or in the event of the occurrence of certain events. The severance payments of the agreements are intended to align the executive officers’ and the stockholders’ interests by enabling executive officers to consider corporate transactions that are in the best interests of the stockholders and other constituents of the Company without undue concern over whether the transactions may jeopardize the executive officers’ own employment or impose financial hardship on him or her. The grounds under which severance payments are triggered in the employment and change in control agreements are similar to or the same as those included in many employment agreements for senior executive officers of comparable financial institutions.

Employment Agreements

ESB Bank maintains an employment agreement with Ms. Zuschlag pursuant to which the Bank agreed to employ her as President and Chief Executive Officer for a term of three years with a current base salary of $489,750. Such salary may be increased at the discretion of the board of directors of ESB Bank but may not be decreased during the term of the agreement without the prior written consent of Ms. Zuschlag. On an annual basis, the board of directors of ESB Bank considers whether to renew the employment agreement for an additional year. The employment agreement is terminable with or without cause by ESB Bank. The employment agreement provides that in the event of an involuntary termination of employment without cause (including a termination by Ms. Zuschlag for “good reason”, which includes a material change in her position, salary or duties without her consent), Ms. Zuschlag would be entitled to (1) an amount of cash severance which is equal to three times her average annual compensation over the last five years, (2) continued participation in certain insurance plans of the Company, including medical, dental, life and disability insurance plans, at no cost to her until the earlier of 36 months or the date she receives substantially similar benefits from full-time employment by another employer, (3) if Ms. Zuschlag is still receiving medical and dental coverage after the end of the 36 month period referred to in clause (2), then she would be entitled to continued medical and dental coverage until the earlier of Ms. Zuschlag’s death or the date Ms. Zuschlag receives medical and dental coverage from a subsequent employer substantially similar to the coverage provided by the Company, provided however, Ms. Zuschlag shall pay the employee share of the costs of such coverage provided pursuant to this clause (3) to the same extent as if she were still an employee, and (4) a lump sum cash payment equal to the projected cost of providing Ms. Zuschlag with benefits for a period of three years pursuant to any other employee benefit plans, programs or arrangements in which she was entitled to participate, excluding retirement plans and stock compensation plans. The employment agreement with ESB Bank provides that in the event any of the payments to be made thereunder or otherwise upon termination of employment are deemed to constitute “parachute payments” within the meaning of Section 280G of the Code, then such payments and benefits received thereunder shall be reduced by the minimum amount necessary to result in no portion of the payments and benefits being non-deductible by ESB Bank for federal income tax purposes. Parachute payments generally are payments in excess of three times the base amount, which is defined to mean the recipient’s average annual compensation from the employer includable in the recipient’s gross income during the most recent five taxable years ending before the date on which a change in control of the employer occurred. Recipients of parachute payments are subject to a 20% excise tax on the amount by which such payments exceed the base amount, in addition to regular income taxes, and payments in excess of the base amount are not deductible by the employer as compensation expense for federal income tax purposes.

The Company has also entered into an employment agreement with Ms. Zuschlag to serve on terms substantially similar to the agreement entered into with ESB Bank, except as provided below. Ms. Zuschlag’s compensation, benefits and expenses are paid by the Company and ESB Bank in the same proportion as the time and services actually expended by her on behalf of each company. However, the agreement with the Company provides that severance payments payable to Ms. Zuschlag by the Company shall (1) include the amount by which the severance benefits payable by ESB Bank are reduced by Section 280G of the Code, and (2) not be subject to reduction in the event of a change in control as are the amounts payable by ESB Bank. As a result, the severance benefits payable by the Company may constitute “parachute payments” under Section 280G of the Code. In addition, the agreement with the Company provides that the Company shall reimburse Ms. Zuschlag for any resulting excise taxes payable by her, plus such additional amount as may be necessary to compensate her for the payment of state and federal income, excise and other employment-related taxes on the additional payments.

For a description of potential payments under the agreements in the event of a termination of Ms. Zuschlag’s employment, see “—Potential Payments Upon Termination of Employment or a Change in Control.”

Change in Control Agreements

The Company and ESB Bank entered into change of control agreements with Messrs. Evanoski, Martz, Palkovich and Canonge in order to assist the Company and the Bank in maintaining a stable and competent management base. The agreements provide for a three-year term, and subject to satisfactory performance reviews, among other things, the term shall be extended on each anniversary date for an additional year so that the remaining term will be three years, unless either the boards of directors of the employers or the executive provides contrary written notice to the other not less than 30 days in advance of such anniversary date. The agreements are automatically extended for an additional one year upon a change in control, as defined. The agreements provide for payments in the event that certain adverse actions are taken with respect to the executive’s employment subsequent to a change in control in an amount equal to 2.99 times (1.5 times in the case of Mr. Canonge) the respective executive’s annual compensation, as defined.

For a description of potential payments under the agreements in the event of a termination of the named executive officer’s employment, see “—Potential Payments Upon Termination of Employment or a Change in Control.”

Excess Benefit Plan

The Company has adopted an excess benefit plan for the purpose of permitting Ms. Zuschlag, and any other employees of the Company who may be designated pursuant to the plan (Messrs. Evanoski, Martz and Palkovich were designated effective January 1, 2012) to receive certain benefits that Ms. Zuschlag and any other employees of the Company otherwise would be eligible to receive under the Company’s 401(k) plan and ESOP but for the limitations set forth in the Code. Pursuant to the excess benefit plan, during each plan year the Company makes matching contributions on behalf of the participant in an amount equal to the amount of matching contributions that would have been made by the Company on behalf of the participant but for limitations in the Code, less the actual amount of matching contributions actually made by the Company on behalf of the participant. Finally, the excess benefit plan generally provides that during each plan year a participant shall receive a supplemental ESOP allocation in an amount equal to the amount which would have been allocated to the participant but for the limitations in the Code, less the amount actually allocated to the participant pursuant to the ESOP. The supplemental benefits to be received by a participant pursuant to the excess benefit plan shall be credited to an account maintained pursuant to the plan within 180 days after the end of each plan year. In connection with its adoption of the excess benefit plan, the Company adopted a trust which currently holds 71,041 shares of common stock to fund its obligation under the excess benefit plan.

For information on the benefits payable to the named executive officers under the excess benefit plan, see the Nonqualified Deferred Compensation table under “—Excess Benefit Plan and Supplemental Executive Retirement Plan.”

Supplemental Executive Retirement Plan

The Company has adopted a Supplemental Executive Retirement Plan (“SERP”) in order to provide supplemental retirement and death benefits for certain key employees of the Company. Under the SERP,

participants will receive an annual retirement benefit following retirement at age 65 equal to 25% of the participant’s final average pay multiplied by a target retirement benefit percentage. Final average pay is based upon the participant’s base salary and bonuses for the last three years, and the target benefit percentage is equal to the fraction resulting from the participant’s years of credited service (subject to a maximum of 20 years) divided by 20. Benefits under the plan are payable in either a lump sum or ten equal annual payments, and a lesser benefit is payable upon early retirement at age 50 with at least twelve years of service. If a participant dies prior to retirement, the participant’s estate will receive a lump sum payment equal to the net present value of future benefit payments under the plan. At December 31, 2011, Ms. Zuschlag and Messrs. Evanoski, Martz and Palkovich had 24, 29, 33 and 21 years of credited service under the SERP, respectively. Mr. Canonge does not participate in the SERP.

For information on the benefits payable to the named executive officers under the SERP, see the Pension Benefits table under “—Excess Benefit Plan and Supplemental Executive Retirement Plan.”

Results From the 2011 Annual Meeting Advisory Vote on Executive Compensation. At our 2011 annual meeting of stockholders, we presented our first advisory vote on the compensation of our named executive officers, commonly known as a “say-on-pay” proposal. The vote was not binding on the Company, the board of directors or the Compensation Committee. A substantial majority of the votes cast on the proposal, or 94.3%, was voted “FOR” the compensation of our named executive officers as disclosed in the proxy statement. The Compensation Committee believes that this affirms the stockholders’ support of the Company’s compensation policies and practices and the Committee did not change its approach in setting the compensation amounts for executive officers in 2011. The Compensation Committee will continue to consider the outcome of the Company’s say-on-pay proposals when making future compensation decisions for the named executive officers.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee has served as an officer or employee of the Company at any time. None of the Company’s executive officers serve as a member of the compensation committee of any other for-profit company that has an executive officer serving as a member of the Company’s board of directors. None of the Company’s executive officers serve as a member of the board of directors of any other company that has an executive officer serving as a member the Company’s Compensation Committee.

Compensation Policies and Practices as They Relate to Risk Management

The Compensation Committee of the Board of Directors has reviewed the Company’s policies and practices applicable to employees, including the Company’s benefit plans, arrangements and agreements, and does not believe that they are reasonably likely to have a material adverse effect on the Company. The Committee does not believe that the Company’s policies and practices encourage officers or employees to take unnecessary or excessive risks or behavior focused on short-term results rather than the creation of long-term value.

Report of the Compensation Committee

We have reviewed and discussed with management the Compensation Discussion and Analysis disclosures to be included in the Company’s Proxy Statement for the 2011 Annual Meeting of Stockholders filed with the SEC pursuant to Section 14(a) of the Securities Exchange Act of 1934. Based on the reviews and discussions referred to above, we recommend to the board of directors that the Compensation Discussion and Analysis referred to above be included in the Company’s Proxy Statement.

Compensation Committee

William B. Salsgiver (Chairman)

Herbert S. Skuba

Mario J. Manna

Executive Compensation

The following table sets forth a summary of certain information concerning the compensation awarded to or paid by the Company or its subsidiaries for services rendered in all capacities during the last three fiscal years to our principal executive officer and our principal financial officer as well as our three other highest compensated executive officers. We refer to these individuals throughout this proxy statement as the “named executive officers.”

Summary Compensation Table

Name and Principal Position	Year	Salary(1)	Bonus(2)	Stock Awards(3)	Option Awards(3)	Non-Equity Incentive Plan Compen- sation		Change in Pension Value and Nonquali- fied Deferred Compensation Earnings(4)	All Other Compen- sation(5)	Total
Charlotte A. Zuschlag President and Chief Executive Officer	2011 2010 2009	$472,350 431,171 428,489	$195,800 195,800 195,800	$593,550 — —	$52,173 95,140 54,040	$	— — —	$278,834 298,677 348,130	$77,255 76,976 68,305	$1,669,962 1,097,764 1,094,764

Charles P. Evanoski Group Senior Vice President and Chief Financial Officer	2011 2010 2009	200,615 178,216 175,108	60,000 60,000 60,000	197,850 — —	21,670 26,164 14,861		— — —	58,807 22,405 44,299	56,727 51,139 46,253	595,669 337,924 340,521

Frank D. Martz Group Senior Vice President of Operations and Secretary	2011 2010 2009	200,615 178,216 175,108	60,000 60,000 60,000	197,850 — —	21,670 26,164 14,861		— — —	66,160 25,503 54,089	54,164 48,761 43,983	600,459 338,644 348,041

Todd F. Palkovich Group Senior Vice President of Lending	2011 2010 2009	200,615 178,216 175,108	60,000 60,000 60,000	197,850 — —	21,670 26,164 14,861		— — —	66,991 28,360 57,275	54,665 50,476 45,131	601,791 343,216 352,375

Richard E. Canonge Senior Vice President and Treasurer	2011 2010 2009	113,900 109,500 109,142	16,500 16,500 15,000	— — —	8,471 10,228 5,809		— — —	— — —	26,904 26,006 23,006	165,775 162,234 152,957

(1)	In addition to salary, includes amounts deferred and contributed to the 401(k) Plan by the named executive officer.

(2)	Represents a discretionary cash bonus paid in the indicated year.

(3)	Reflects the aggregate grant date value computed in accordance with FASB ASC Topic 718 during the indicated fiscal year with respect to awards of restricted stock and/or stock options, as the case may be, with respect to each of the named executive officers. For a discussion of the assumptions used to establish the valuation of the restricted stock awards and stock options, reference is made to Note 9 of the Notes to the Consolidated Financial Statements of the Company included in the Company’s 2011 Annual Report to Stockholders. Additional information is also included in the table entitled “Grants of Plan-Based Awards.”

(4)	Reflects the increase in the actuarial present value of the named executive officer’s accumulated benefits under the Supplemental Executive Retirement Plan (“SERP”) determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements and includes amounts which the named executive officer may not currently be entitled to receive because such amounts are not vested. Also includes for Ms. Zuschlag the increase in the balance of the benefits payable under the Company’s excess benefit plan during the indicated fiscal year. There were no above-market or preferential earnings on nonqualified deferred compensation for any of the named executive officers.

(5)

In fiscal 2011, includes amounts paid by the Company to the accounts of Ms. Zuschlag and Messrs. Evanoski, Martz, Palkovich and Canonge, pursuant to the 401(k) Plan of $8,575, $8,575, $8,575, $8,575 and $3,928, respectively, and estimated allocations under the ESOP of $39,641, $32,459, $32,459, $32,459 and $18,429, respectively. Also includes perquisites and other benefits for fiscal 2011 in the amount of $29,039,

$15,693, $13,130, $13,631 and $4,547, respectively, consisting of the cost of personal use of Company-provided automobiles, club dues and the cost of cellular telephone service provided for the named executive officers.

Equity Compensation Plans

The following table sets forth information concerning grants of awards pursuant to plans made to the named executive officers during the year ended December 31, 2011. The Company does not maintain a non-equity or equity incentive plan that provides for payments based upon achievement of threshold, target and maximum goals.

Grants of Plan-Based Awards for the Year Ended December 31, 2011

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units(1)	All Other Option Awards: Number of Securities Underlying Options(2)	Exercise or Base Price of Option Awards(3)	Grant Date Fair Value of Stock and Option Awards(4)
Charlotte A. Zuschlag	11/15/2011	—	13,242	$13.19	$52,173
	11/15/2011	45,000	—	—	593,550
Charles P. Evanoski	11/15/2011	—	5,500	13.19	21,670
	11/15/2011	15,000	—	—	197,850
Frank D. Martz	11/15/2011	—	5,500	13.19	21,670
	11/15/2011	15,000	—	—	197,850
Todd F. Palkovich	11/15/2011	—	5,500	13.19	21,670
	11/15/2011	15,000	—	—	197,850
Richard E. Canonge	11/15/2011	—	2,150	13.19	8,471

(1)	The restricted stock granted on November 15, 2011 vested 10% on December 2, 2011 and an additional 10% will vest each year thereafter.

(2)	The stock options granted on November 15, 2011 were 20% immediately vested and an additional 20% vest each year thereafter.

(3)	Based upon the fair market value of a share of Company common stock on the date of grant.

(4)	The fair value of the restricted stock and/or stock options granted is computed in accordance with FASB ASC Topic 718.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning outstanding equity awards held by each named executive officer as of December 31, 2011. The Company does not maintain a non-equity or equity incentive plan that provides for payments based upon achievement of threshold, target and maximum goals.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options			Exercise Price(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(3)	Market Value of Shares or Units of Stock That Have Not Vested(4)
Name	Exercisable(1)	Unexercisable
Charlotte A. Zuschlag	18,000	—		$12.80	11/18/2013	40,500	$569,835
	18,000	—		12.09	11/16/2014
	15,172	—		10.17	04/19/2015
	—	3,601	(5)	8.59	11/18/2018
	14,400	9,600	(6)	9.62	11/17/2019
	9,599	14,401	(7)	12.42	11/16/2020
	2,648	10,594	(8)	13.19	11/15/2021
Charles P. Evanoski	2,760	—		9.03	11/19/2012	13,500	189,945
	4,800	—		12.80	11/18/2013
	4,800	—		12.09	11/16/2014
	4,800	—		10.17	04/19/2015
	4,800	—		8.96	11/21/2016
	4,800	—		8.43	11/20/2017
	3,840	960	(5)	8.59	11/18/2018
	3,960	2,640	(6)	9.62	11/17/2019
	2,640	3,960	(7)	12.42	11/16/2020
	1,100	4,400	(8)	13.19	11/15/2021
Frank D. Martz	5,760	—		9.03	11/19/2012	13,500	189,945
	4,800	—		12.80	11/18/2013
	4,800	—		12.09	11/16/2014
	4,800	—		10.17	04/19/2015
	4,800	—		8.96	11/21/2016
	4,800	—		8.43	11/20/2017
	3,840	960	(5)	8.59	11/18/2018
	3,960	2,640	(6)	9.62	11/17/2019
	2,640	3,960	(7)	12.42	11/16/2020
	1,100	4,400	(8)	13.19	11/15/2021
Todd F. Palkovich	5,760	—		9.03	11/19/2012	13,500	189,945
	4,800	—		12.80	11/18/2013
	4,800	—		12.09	11/16/2014
	4,800	—		10.17	04/19/2015
	4,800	—		8.96	11/21/2016
	4,800	—		8.43	11/20/2017
	3,840	960	(5)	8.59	11/18/2018
	3,960	2,640	(6)	9.62	11/17/2019
	2,640	3,960	(7)	12.42	11/16/2020
	1,100	4,400	(8)	13.19	11/15/2021
Richard E. Canonge	396	—		8.43	11/20/2017
	396	396	(5)	8.59	11/18/2018
	516	1,032	(6)	9.62	11/17/2019
	516	1,548	(7)	12.42	11/16/2020
	430	1,720	(8)	13.19	11/15/2021

(footnotes on following page)

(1)	Except as otherwise noted, the stock options were immediately exercisable on December 31, 2011.

(2)	Based upon the fair market value on the date of grant.

(3)	Of the total restricted shares granted, 10% vested on December 2, 2011 and an additional 10% vest each year thereafter.

(4)	Based upon a fair market value of $14.07 per share for the Company common stock as of December 31, 2011.

(5)	The stock options vested 20% immediately upon grant on November 18, 2008 and vest 20% each year thereafter over four years.

(6)	The stock options vested 20% immediately upon grant on November 17, 2009 and vest 20% each year thereafter over four years.

(7)	The stock options vested 20% immediately upon grant on November 16, 2010 and vest 20% each year thereafter over four years.

(8)	The stock options vested 20% immediately upon grant on November 15, 2011 and vest 20% each year thereafter over four years.

Option Exercises and Stock Vested

The following table sets forth certain information with respect to stock options exercised and restricted stock awards vested for the named executive officers during the year ended December 31, 2011.

	Option Awards		Stock Awards
Name	Number of Shares Acquired On Exercise	Value Realized On Exercise	Number of Shares Acquired On Vesting	Value Realized On Vesting
Charlotte A. Zuschlag	55,296	$325,765	500	$5,895	(1)
			4,500	60,570	(2)
Charles P. Evanoski	3,000	15,054	250	2,948	(1)
			1,500	20,190	(2)
Frank D. Martz	—	—	250	2,948	(1)
			1,500	20,190	(2)
Todd F. Palkovich	5,702	38,603	250	2,948	(1)
			1,500	20,190	(2)
Richard E. Canonge	8,280	38,160	—	—

(1)	Based upon the fair market value of a share of Company common stock on May 18, 2011, the date of vesting.

(2)	Based upon the fair market value of a share of Company common stock on December 2, 2011, the date of vesting.

Excess Benefit Plan and Supplemental Executive Retirement Plan

The Company has adopted an excess benefit plan for the purpose of permitting Ms. Zuschlag, and any other employees of the Company who may be designated pursuant to the plan, to receive certain benefits that Ms. Zuschlag and any other employees of the Company otherwise would be eligible to receive under the Company’s 401(k) Plan and ESOP but for the limitations set forth in the Code. For additional information, see “—Compensation Discussion and Analysis—Excess Benefit Plan.”

The Company has adopted a Supplemental Executive Retirement Plan (“SERP”) in order to provide supplemental retirement and death benefits for certain key employees of the Company. For additional information, see “—Compensation Discussion and Analysis—Supplemental Executive Retirement Plan.”

The following table sets forth information concerning the SERP.

Pension Benefits

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit(1)	Payments During Last Fiscal Year
Charlotte A. Zuschlag	Supplemental Executive Retirement Plan	24	$1,002,750	$—
Charles P. Evanoski	Supplemental Executive Retirement Plan	29	260,133	—
Frank D. Martz	Supplemental Executive Retirement Plan	33	312,883	—
Todd F. Palkovich	Supplemental Executive Retirement Plan	21	316,953	—
Richard E. Canonge(2)	Supplemental Executive Retirement Plan	—	—	—

(1)	Reflects the actuarial present value of accumulated benefits as of December 31, 2011.

(2)	Mr. Canonge does not participate in the SERP.

The following table sets forth information regarding the excess benefit plan. As of December 31, 2011, only Ms. Zuschlag participated in the excess benefit plan.

Nonqualified Deferred Compensation

Name	Executive Contributions in 2011	Registrant Contributions in 2011	Aggregate Earnings in 2011	Aggregate Withdrawals/ Distributions	Aggregate Balance at December 31, 2011
Charlotte A. Zuschlag	$—	$42,908	$24,169	$—	$957,643	(1)
Charles P. Evanoski	—	—	—	—	—
Frank D. Martz	—	—	—	—	—
Todd F. Palkovich	—	—	—	—	—
Richard E. Canonge	—	—	—	—	—

(1)	Based upon the fair market value of the Company common stock held in the excess benefit plan at December 31, 2011.

Employment and Change of Control Agreements

The Company and the Bank have entered into employment agreements with Ms. Zuschlag pursuant to which the Company and the Bank agreed to employ Ms. Zuschlag as President and Chief Executive Officer. For additional information, see “—Compensation Discussion and Analysis—Employment Agreements.”

The Company and the Bank have entered into change of control agreements with Messrs. Evanoski, Martz, Palkovich and Canonge in order to assist them in maintaining a stable and competent management base. For additional information, see “—Compensation Discussion and Analysis—Change in Control Agreements.”

Potential Payments upon Termination of Employment or a Change in Control

The following table describes the potential payments to Charlotte A. Zuschlag, President and Chief Executive Officer, upon an assumed termination of employment or a change in control as of December 31, 2011.

Payments and Benefits	Voluntary Termination	Termination for Cause	Involuntary Termination Without Cause or Termination by the Executive for Good Reason Absent a Change in Control	Change in Control With Termination of Employment	Death or Disability (l)		Retirement (m)
Severance payments and benefits: (a)
Cash severance (b)	$—	$—	$1,875,888	$1,875,888	$1,305,664	(n)	$—
Medical and dental benefits (c)	—	—	246,760	246,760	241,512	(o)	241,512	(o)
Other welfare benefits (d)	—	—	4,432	4,432	4,063	(o)	4,063	(o)
Club dues (e)	—	—	45,000	45,000	—		—
Automobile expenses (f)	—	—	32,892	32,892	—		—
§280G tax gross-up (g)	—	—	—	950,617	—		—

Equity awards: (h)
Unvested stock options (i)	—	—	—	95,538	95,538		—
Unvested restricted stock awards (j)	—	—	—	569,835	569,835		—

Total payments and benefits (k)	$—	$—	$2,204,972	$3,820,962	$2,216,612		$245,575

The following table describes the potential payments to Charles P. Evanoski, Group Senior Vice President and Chief Financial Officer, upon an assumed termination of employment or a change in control as of December 31, 2011.

Payments and Benefits	Voluntary Termination	Termination for Cause	Involuntary Termination Without Cause or Termination by the Executive for Good Reason Absent a Change in Control	Change in Control With Termination of Employment	Death or Disability (l)	Retirement (m)
Severance payments and benefits: (a)
Cash severance (b)	$—	$—	$—	$777,400	$—	$—
Medical and dental benefits (c)	—	—	—	64,233	—	—
Other welfare benefits (d)	—	—	—	3,967	—	—
Club dues (e)	—	—	—	10,200	—	—
Automobile expenses (f)	—	—	—	14,859	—	—
§280G tax cutback (g)	—	—	—	(398,388)	—	—

Equity awards: (h)
Unvested stock options (i)	—	—	—	27,415	27,415	—
Unvested restricted stock awards (j)	—	—	—	189,945	189,945	—

Total payments and benefits (k)	$—	$—	$—	$689,631	$217,360	$—

(footnotes following the table on page 26)

The following table describes the potential payments to Frank D. Martz, Group Senior Vice President of Operations, upon an assumed termination of employment or a change in control as of December 31, 2011.

Payments and Benefits	Voluntary Termination	Termination for Cause	Involuntary Termination Without Cause or Termination by the Executive for Good Reason Absent a Change in Control	Change in Control With Termination of Employment	Death or Disability (l)	Retirement (m)
Severance payments and benefits: (a)
Cash severance (b)	$—	$—	$—	$777,400	$—	$—
Medical and dental benefits (c)	—	—	—	65,492	—	—
Other welfare benefits (d)	—	—	—	3,967	—	—
Club dues (e)	—	—	—	10,200	—	—
Automobile expenses (f)	—	—	—	20,862	—	—
§280G tax cutback (g)	—	—	—	(347,284)	—	—

Equity awards: (h)
Unvested stock options (i)	—	—	—	27,415	27,415	—
Unvested restricted stock awards (j)	—	—	—	189,945	189,945	—

Total payments and benefits (k)	$—	$—	$—	$747,997	$217,360	$—

The following table describes the potential payments to Todd F. Palkovich, Group Senior Vice President of Lending, upon an assumed termination of employment or a change in control as of December 31, 2011.

Payments and Benefits	Voluntary Termination	Termination for Cause	Involuntary Termination Without Cause or Termination by the Executive for Good Reason Absent a Change in Control	Change in Control With Termination of Employment	Death or Disability (l)	Retirement (m)
Severance payments and benefits: (a)
Cash severance(b)	$—	$—	$—	$777,400	$—	$—
Medical and dental benefits (c)	—	—	—	57,187	—	—
Other welfare benefits (d)	—	—	—	3,967	—	—
Club dues (e)	—	—	—	10,200	—	—
Automobile expenses (f)	—	—	—	12,897	—	—
§280G tax cutback (g)	—	—	—	(391,119)	—	—

Equity awards: (h)
Unvested stock options (i)	—	—	—	27,415	27,415	—
Unvested restricted stock awards (j)	—	—	—	189,945	189,945	—

Total payments and benefits (k)	$—	$—	$—	$687,892	$217,360	$—

(footnotes following the table on page 26)

The following table describes the potential payments to Richard E. Canonge, Senior Vice President and Treasurer, upon an assumed termination of employment or a change in control as of December 31, 2011.

Payments and Benefits	Voluntary Termination	Termination for Cause	Involuntary Termination Without Cause or Termination by the Executive for Good Reason Absent a Change in Control	Change in Control With Termination of Employment	Death or Disability (l)	Retirement (m)
Severance payments and benefits: (a)
Cash severance (b)	$—	$—	$—	$189,000	$—	$—
Medical and dental benefits (c)	—	—	—	31,550	—	—
Other welfare benefits (d)	—	—	—	1,129	—	—
Club dues (e)	—	—	—	10,200	—	—
Automobile expenses (f)	—	—	—	—	—	—
§280G tax cutback (g)	—	—	—	—	—	—

Equity awards: (h)
Unvested stock options (i)	—	—	—	10,830	10,830	—
Unvested restricted stock awards (j)	—	—	—	—	—	—

Total payments and benefits (k)	$—	$—	$—	$242,709	$10,830	$—

(a)	These severance payments and benefits are payable if Ms. Zuschlag’s employment is terminated prior to a change in control either (i) by the Company or the Bank for any reason other than cause, disability, retirement or death or (ii) by Ms. Zuschlag if the Company or the Bank takes certain adverse actions (a “good reason” termination). The severance payments and benefits are also payable if an executive’s employment is terminated during the term of Ms. Zuschlag’s employment agreement following a change in control or within 18 months following a change in control for Messrs. Evanoski, Martz, Palkovich and Canonge.

(b)	For Ms. Zuschlag, represents a lump sum payment equal to three times her average taxable income from the Company and the Bank for the five years preceding the year in which the date of termination occurs and any income deferred by her during such period, except as set forth in Note (n) below with respect to death or disability. For each of Messrs. Evanoski, Martz and Palkovich, represents a lump sum cash payment equal to 2.99 (1.5 for Mr. Canonge) times the executive’s highest base salary and cash bonus paid by the Company and the Bank during any of the three years preceding the year in which the date of termination occurs.

(c)	Represents the estimated present value cost of providing continued medical and dental coverage to each of the executives for an assumed additional 36 months (18 months for Mr. Canonge) at no cost to the executives, except as otherwise noted with respect to Ms. Zuschlag. If Ms. Zuschlag’s employment is terminated by the Company or the Bank for other than cause, death, disability or retirement or by Ms. Zuschlag for good reason and she is still receiving medical and dental coverage upon the expiration of 36 months, her employment agreement provides for the continuation of medical and dental coverage for a period ending at the earlier of (i) her death or (ii) the date she is entitled to receive substantially similar benefits from a subsequent employer, provided that she pays the employee share of any such coverage after the initial 36 months. The amounts shown in the table assume her remaining life expectancy is 23.5 years and that benefits are provided until her death. If Ms. Zuschlag’s employment is terminated due to death, disability or retirement, continued insurance coverage will be provided as discussed in Note (o) below. The estimated costs assume the current insurance premiums or costs increase by 10% each year.

(d)	Represents the estimated present value cost of providing continued life, accidental death and long-term disability coverage to each of the executives for an assumed additional 36 months (18 months for Mr. Canonge) at no cost to the executives. If Ms. Zuschlag’s employment is terminated due to death, disability or retirement, continued insurance coverage will be provided as discussed in Note (o) below. The estimated costs assume the current insurance premiums or costs increase by 10% each year.

(e)	Represents a lump sum cash payment equal to the estimated costs of paying club dues for each of the executives for an assumed additional 36 months (18 months for Mr. Canonge), based on the amounts paid in 2010.

(f)	Represents a lump sum cash payment equal to the estimated costs of paying automobile leases and related expenses for each of the executives other than Mr. Canonge for an assumed additional 36 months, based on the amounts paid in 2010 associated with business use of the automobile.

(g)	The payments and benefits to Ms. Zuschlag in the change in control column are subject to a 20% excise tax to the extent the parachute amounts associated therewith under Section 280G of the Code equal or exceed three times her average taxable income for the five years ended December 31, 2010. Her payments exceed this threshold. If a change in control was to occur, the Company believes that the Section 280G gross-up payments could be reduced or even eliminated if the timing of the change in control permitted tax planning to be done. However, if the excise tax cannot be avoided, then the Company has agreed in its employment agreement with Ms. Zuschlag to pay the 20% excise tax and the additional federal, state and local income taxes, excise taxes and other employment-related taxes on such reimbursement in order to place her in the same after-tax position she would have been in if the excise tax had not been imposed. If the parachute amounts associated with the payments and benefits to Messrs. Evanoski, Martz, Palkovich and Canonge equal or exceed three times their average taxable income for the five years ended December 31, 2010, such payments and benefits in the event of a change of control will be reduced by the minimum amount necessary so that they do not trigger the 20% excise tax. The amount of the reductions for such officers are shown in the tables. If the timing of the change in control permitted tax planning to be done, the Company believes that the amount of the cutbacks could be reduced or even eliminated.

(h)	The vested stock options held by Ms. Zuschlag and Messrs. Evanoski, Martz, Palkovich and Canonge had a value of approximately $199,919, $143,820, $158,940, $158,940 and $7,930, respectively, based on the December 30, 2011 closing price of $14.07 per share. Such value can be obtained in the event of termination due to voluntary termination, death, disability, retirement or cause only if the executive actually exercises the vested options in the manner provided for by the relevant option plan and subsequently sells the shares received for $14.07 per share. In the event of a termination of employment, each executive (or his or her estate in the event of death) will have the right to exercise vested stock options for the period specified in his or her option grant agreement. If the termination of employment occurs following a change in control, each executive can exercise the vested stock options for the remainder of the original ten-year term of the option.

(i)	Represents the value of the unvested stock options held by Ms. Zuschlag and Messrs. Evanoski, Martz, Palkovich and Canonge that had an exercise price below the December 30, 2011 closing price of $14.07 per share, based on the difference between the December 30, 2011 closing price and the per share exercise price of the unvested stock options. All unvested stock options will become fully vested upon an executive’s death, disability or retirement after age 65 or upon a change in control.

(j)	Represents the value of the unvested restricted stock awards held by Ms. Zuschlag and Messrs. Evanoski, Martz and Palkovich based on the December 30, 2011 closing price of $14.07 per share. All unvested restricted stock awards will become fully vested upon an executive’s death or disability or upon a change in control. Mr. Canonge held no unvested restricted stock awards as of December 31, 2011.

(k)	Does not include the value of the vested benefits to be paid under our tax-qualified 401(k) plan and ESOP or under our SERP and excess benefit plan. See the Pension Benefits table and the Nonqualified Deferred Compensation table under “—Excess Benefit Plan and Supplemental Executive Retirement Plan” above. The ESOP provides that it will terminate upon a change in control, with the value of the unallocated ESOP shares held in the suspense account to first be used to repay the outstanding balance of the ESOP loan and with any remaining balance in the suspense account to then be allocated among the ESOP participants on a pro rata basis. Also does not include the value of vested stock options set forth in Note (h) above, earned but unpaid salary, accrued but unused vacation leave and reimbursable expenses.

(l)	If the employment of Ms. Zuschlag, Mr. Evanoski, Mr. Martz, Mr. Palkovich and Mr. Canonge had terminated at December 31, 2011 due to death, his or her beneficiaries or estate would have received life insurance proceeds of approximately $500,000, $416,000, $416,000, $416,000 and $236,912, respectively. The life insurance coverage is based on two times base salary, subject to a cap of $500,000. If the employment of Ms. Zuschlag, Mr. Evanoski, Mr. Martz, Mr. Palkovich or Mr. Canonge had terminated at December 31, 2011 due to disability, they would have received disability benefits under our disability policy of $10,000, $10,000, $10,000, $10,000 and $6,328, respectively, per month. Disability benefits under our disability policy are provided at the rate of two-thirds of base salary not to exceed $10,000 per month, until the executive reaches his or her normal retirement age of 65. As described in Note (n) below, Ms. Zuschlag is entitled to receive additional disability benefits pursuant to her employment agreement. In addition, each executive’s unvested stock options and unvested restricted stock awards will become fully vested upon death or disability. The SERP benefits discussed in Note (m) below will also become payable following death or disability.

(m)	The Company has a SERP covering each executive other than Mr. Canonge, as well as an excess benefit plan for Ms. Zuschlag. Under the SERP, the normal retirement benefits are reduced in the event of early retirement before age 65, unless the executive has at least 20 years of service or the termination of employment occurs within 24 months following a change in control. If the executives had retired on December 31, 2011, their annual SERP benefits would have been approximately $159,951 for Ms. Zuschlag, $61,162 for Mr. Evanoski, $61,162 for Mr. Martz and $61,162 for Mr. Palkovich, in each case payable for 10 years. These amounts would also be payable in the event of disability, except that disability benefits do not commence until January 1st following the participant’s 65th birthday. In the event of death, the SERP benefit is equal to the present value of the accrued benefits under the SERP, which generally approximate the participant’s early retirement benefits after applying a present value discount of 5% per year. For the aggregate balance of Ms. Zuschlag’s excess benefit plan account at December 31, 2011, see the Nonqualified Deferred Compensation table under “—Excess Benefit Plan and Supplemental Executive Retirement Plan” above.

(n)	Represents the estimated present value of the disability benefits that Ms. Zuschlag would have been entitled to receive under her employment agreement if her employment had terminated at December 31, 2011 due to disability. Her employment agreement provides for the following disability benefits: (i) the continuation of her annual base salary of $489,750 for the remaining term of her employment agreement, and (ii) thereafter two-thirds of her base salary until her normal retirement age of 65, with such amounts under her employment agreement in each case reduced by her benefits under our disability policy, any disability benefits payable under Social Security or state law and any workmen’s compensation benefits. For purposes of the table, we assumed that the offsets to her disability benefits under the employment agreement were $10,000 per month. Ms. Zuschlag’s employment agreement also provides that if she dies during the term of her employment agreement, her estate or beneficiaries will be entitled to receive a continuation of her base salary for the remaining term of her employment agreement. The estimated present value of her death benefits under her employment agreement is approximately $1.4 million.

(o)	If Ms. Zuschlag’s employment is terminated due to death, disability or retirement, the Company and the Bank will provide continued medical, dental, life and disability coverage substantially identical to the coverage provided immediately prior to her termination of employment. The medical and dental coverage will continue until the earlier of (i) her death, except that her beneficiaries will receive coverage for the remaining term of her employment agreement or (ii) the date she is entitled to receive similar benefits from a subsequent employer. The amounts shown in the table assume her remaining life expectancy is 23.5 years and that benefits are provided until her death. The life and disability coverage will cease upon the earlier of her death or the expiration of the remaining term of her employment agreement. The amounts shown represent the present value of the estimated costs.

Directors’ Compensation

During 2011, all non-employee directors of the Company receive fees of $940 per month (except for Mr. Salsgiver who receives $1,504 per month as Chairman of the Board and Mr. Skuba who receives $1,222 per month as Vice Chairman of the Board) and are not compensated for attendance at committee meetings (except for members of the audit and compensation committee who receive $635 per meeting attended and Mr. Wetzel who receives $825 per meeting attended as Chairman of the audit committee). Full-time employee directors of the Company do not receive any fees for board or committee meetings. Directors of the Bank and the Company’s other subsidiaries also receive fees for service on such board.

The following table sets forth information concerning compensation paid or accrued by the Company and its subsidiaries to each member of the board of directors during the year ended December 31, 2011. Ms. Zuschlag has been omitted from the table as her compensation is fully reported in the Summary Compensation Table above.

Name	Fees Earned or Paid in Cash(1)	Stock Awards	Option Awards(2)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3)	All Other Compensation		Total
Mario J. Manna	$43,305	—	$15,760	$—	$7,847	$—		$66,912
William B. Salsgiver	57,223	—	15,760	—	12,547	11,776	(4)	97,306
Herbert S. Skuba	50,905	—	15,760	—	18,473	—		85,138
James P. Wetzel, Jr.	40,445	—	15,760	—	12,495	—		68,700

(1)	Includes payment of directors’ fees for service on the board of the Bank, THF, Inc. and Amsco, Inc. if the director serves on such board. Also includes the payment of fees for attendance at meeting of committees of the board that the director serves on as well as fees for service as chairman of a board committee.

(2)	Reflects the aggregate grant date value computed in accordance with FASB ASC Topic 18 with respect to the grant of stock options in 2011. In 2011, each non-employee director was granted an option to purchase 4,000 shares of common stock with an exercise price of $13.19 per share, which options vested 20% immediately and vest 20% each year over four years. For a discussion of the assumptions used to establish the valuation of the stock options, reference is made to Note 9 of the Notes to the Consolidated Financial Statements of the Company included in the Company’s 2011 Annual Report to Stockholders. At December 31, 2011, Messrs. Manna, Salsgiver, Skuba and Wetzel held vested stock options to purchase 26,480, 12,800, 22,880, and 5,120 shares of common stock, respectively, and each held unvested stock options to purchase 8,720 shares of common stock.

(3)	Refers to benefits payable under the Directors’ Retirement Plan.

(4)	Consists of $11,776 for premiums for medical and dental insurance for Mr. Salsgiver.

Directors’ Retirement Plan

The Company and the Bank have adopted the ESB Financial Corporation Directors’ Retirement Plan and entered into director retirement agreements with each director of the Company and the Bank. The plan provides that any retiring director with a minimum of five or more years of service with the Company or the Bank and a minimum of 10 total years of service, including years of service with any bank acquired by the Company or the Bank, that remains in continuous service as a board member until age 75 will be entitled to receive an annual retirement benefit for a five year period equal to his or her director’s fees earned during the last full calendar year prior to his or her retirement date, multiplied by a ratio, ranging from 25% to 80%, based on the director’s total years of service. The maximum ratio of 80% of fees requires 20 or more years of service and the minimum ratio of 25% of fees requires 10 years of service. Retirement benefits may also be payable under the plan if a director retires from service as a director prior to attaining age 75. During 2011, Messrs. Delman, Dille and Preskar received benefits of $24,480, $16,320 and $16,320, respectively, under the plan and Mr. Wall received a lump sum distribution of $18,907 from the plan upon his retirement.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of the Company’s common stock to file reports of ownership and changes in ownership with the SEC. Officers, directors and 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file. The Company knows of no person, other than the Company’s ESOP, who owns 10% or more of the Company’s common stock.

Based solely on review of the copies of such forms furnished to the Company, the Company believes that all applicable Section 16(a) filing requirements were satisfied by its officers and directors during 2011.

PROPOSAL TO ADOPT THE 2012 STOCK INCENTIVE PLAN

General

The board of directors has adopted the 2012 Stock Incentive Plan which is designed to attract and retain qualified personnel in key positions, provide officers and key employees with a proprietary interest in the Company as an incentive to contribute to the success of the Company and reward key employees for outstanding performance. The Incentive Plan is also designed to attract and retain qualified directors for the Company. The Incentive Plan provides for the grant of incentive stock options intended to comply with the requirements of Section 422 of the Code (“incentive stock options”), non-incentive or compensatory stock options and share awards of restricted stock, which may be based upon performance goals (collectively “Awards”). Awards will be available for grant to officers, key employees and directors of the Company and any subsidiaries, except that non-employee directors will be eligible to receive only awards of non-incentive stock options under the plan.

Description of the Incentive Plan

The following description of the Incentive Plan is a summary of its terms and is qualified in its entirety by reference to the Incentive Plan, a copy of which is attached to this proxy statement as Appendix A.

Administration. The Incentive Plan will be administered and interpreted by a committee of the board of directors that is comprised solely of two or more non-employee directors. Such committee currently is comprised of Messrs. Salsgiver, Skuba and Manna, who also currently serve as the Compensation Committee of the board of directors.

Stock Options. Under the Incentive Plan, the board of directors or the committee will determine which officers, key employees and non-employee directors will be granted options, whether such options will be incentive or compensatory options (in the case of options granted to employees), the number of shares subject to each option, the exercise price of each option, whether such options may be exercised by delivering other shares of common stock and when such options become exercisable. The per share exercise price of a stock option shall at least equal to the fair market value of a share of common stock on the date the option is granted.

All options granted to participants under the Incentive Plan shall become vested and exercisable at the rate, and subject to such limitations, as specified by the board of directors or the committee at the time of grant. Notwithstanding the foregoing, no vesting shall occur on or after a participant’s employment or service with the Company is terminated for any reason other than his death, disability or retirement. Unless the committee or board of directors shall specifically state otherwise at the time an option is granted, all options granted to participants shall become vested and exercisable in full on the date an optionee terminates his employment or service with the Company or a subsidiary company because of his death, disability or retirement. In addition, all stock options will become vested and exercisable in full upon a change in control of the Company, as defined in the Incentive Plan.

Each stock option or portion thereof shall be exercisable at any time on or after it vests and is exercisable until the earlier of ten years after its date of grant or three months after the date on which the employee’s employment terminated (three years after termination of service in the case of non-employee directors), unless extended by the committee or the board of directors to a period not to exceed five years from such termination. Unless stated otherwise at the time an option is granted (i) if an employee terminates his employment with the Company as a result of disability or retirement without having fully exercised his options, the optionee shall have one year following his termination due to disability or retirement to exercise such options, and (ii) if an optionee terminates his employment or service with the Company following a change in control of the Company without having fully exercised his options, the optionee shall have the right to exercise such options during the remainder of the original ten year term of the option. However, failure to exercise incentive stock options within three months after the date on which the optionee’s employment terminates may result in adverse tax consequences to the optionee. If an optionee dies while serving as an employee or a non-employee director or terminates employment or service as a result of disability or retirement and dies without having fully exercised his options, the optionee’s executors, administrators, legatees or distributees of his estate shall have the right to exercise such options during the one year period following his death, provided no option will be exercisable more than ten years from the date it was granted.

Stock options are non-transferable except by will or the laws of descent and distribution. Notwithstanding the foregoing, an optionee who holds non-qualified options may transfer such options to his or her spouse, lineal ascendants, lineal descendants, or to a duly established trust for the benefit of one or more of these individuals. Options so transferred may thereafter be transferred only to the optionee who originally received the grant or to an individual or trust to whom the optionee could have initially transferred the option. Options which are so transferred shall be exercisable by the transferee according to the same terms and conditions as applied to the optionee.

Payment for shares purchased upon the exercise of options may be made (i) in cash or by check, (ii) by delivery of a properly executed exercise notice, together with irrevocable instructions to a broker to sell the shares and then to properly deliver to the Company the amount of sale proceeds to pay the exercise price, all in accordance with applicable laws and regulations, (iii) at the discretion of the board or the committee, by delivering shares of common stock (including shares acquired pursuant to the exercise of an option) equal in fair market value to the purchase price of the shares to be acquired pursuant to the option, (iv) at the discretion of the board or the committee, by withholding some of the shares of common stock which are being purchased upon exercise of an option, or (v) any combination of the foregoing. With respect to subclause (iii) hereof, the shares of common stock delivered to pay the purchase price must have either been (x) purchased in open market transactions or (y) issued by the Company pursuant to a plan thereof, in each case more than six months prior to the exercise date of the option.

Share Awards. Under the Incentive Plan, the board of directors or the committee is authorized to grant share awards, which are a right to receive a distribution of shares of common stock. Shares of common stock granted pursuant to a share award will be in the form of restricted stock which shall vest upon such terms and conditions as established by the committee. The board or the committee will determine which officers and key employees will be granted share awards, the number of shares subject to each share award, whether the share award is contingent upon achievement of certain performance goals and the performance goals, if any, required to be met in connection with a share award. Non-employee directors are not eligible to receive share awards. The number of shares available to be issued as share awards will not exceed 175,000 shares, or 20% of the total number of shares available for issuance under the Incentive Plan.

If the employment of a share award recipient is terminated before the share award is completely earned, the recipient will forfeit the right to any shares subject to the share award that has not been earned, except as set forth below. All shares subject to a share award held by a recipient whose employment or service with the Company or a subsidiary company terminates due to death, disability or retirement will be deemed fully earned as of the recipient’s last day of employment or service. In addition, all shares subject to a share award held by a recipient will be deemed to be fully earned as of the effective date of a change of control of the Company.

A recipient of a share award will not be entitled to receive any dividends declared on the common stock and will not be entitled to any voting rights with respect to an unvested share award until it vests. Share awards are not transferable by the recipient and shares subject to a share award may only be earned by and paid to the recipient who was notified in writing of such award by the committee.

The committee may determine to make any share award a performance share award by making such award contingent upon the achievement of a performance goal, or any combination of performance goals. Each performance share award will be evidenced by a written agreement setting forth the performance goals applicable to such award. All determinations regarding the achievement of any performance goal will be made by the committee. Each performance share award will be granted and administered to comply with the requirements of Section 162(m) of the Code. Notwithstanding anything to the contrary in the Incentive Plan, a recipient of a performance award shall have no rights as a stockholder until the shares of Common Stock covered by the performance share award are issued to the recipient according to the terms thereof.

Number of Shares Covered by the Incentive Plan. A total of 875,000 shares of common stock, which is equal to approximately 6.0% of the issued and outstanding common stock, has been reserved for future issuance pursuant to the Incentive Plan. No more than 175,000, or 20%, of the shares reserved under the Incentive Plan may be granted as Share Awards. In the event of a stock split, reverse stock split, subdivision, stock dividend or any other capital adjustment, the number of shares of common stock under the Incentive Plan, the number of shares to which any Award relates and the exercise price per share under any option shall be adjusted to reflect such increase or decrease in the total number of shares of common stock outstanding or such capital adjustment.

Amendment and Termination of the Incentive Plan. The board of directors may at any time terminate or amend the Incentive Plan with respect to any shares of common stock as to which Awards have not been granted, subject to any required stockholder approval or any stockholder approval which the board may deem to be advisable. The board of directors may not, without the consent of the holder of an Award, alter or impair any Award previously granted or awarded under the Incentive Plan except as specifically authorized by the plan.

Unless sooner terminated, the Incentive Plan shall continue in effect for a period of ten years from February 21, 2012, the date that the Incentive Plan was adopted by the board of directors. Termination of the Incentive Plan shall not affect any previously granted Awards.

Awards to be Granted. The Company has not made any determination as to the timing or recipients of grants of Awards under the Incentive Plan.

Awards Granted or Available Under Existing Plans. As of December 31, 2011, awards covering 918,604 shares of common stock were issued and outstanding under the Company’s existing stock benefit plans and no shares remained available for grant under such plans.

Equity Compensation Plan Information. The following table sets forth certain information for all equity compensation plans (other than the proposed 2012 Stock Incentive Plan) and individual compensation arrangements (whether with employees or non-employees, such as directors) in effect as of December 31, 2011.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	985,323	$11.04	0
Equity compensation plans not approved by security holders	—	—	—

Total	985,323	$11.04	0

(1)	The table does not include information for equity compensation plans assumed by the Company in connection with acquisitions of the companies which established those plans. As of December 31, 2011, no options and 14,281 shares of restricted stock were outstanding which had not yet vested under those assumed plans. No additional options or shares of restricted stock may be granted under the assumed plans.

Federal Income Tax Consequences. Set forth below is a summary of the federal income tax consequences under the Internal Revenue Code relating to awards which may be granted under the Incentive Plan.

Incentive Stock Options. No taxable income is recognized by the optionee upon the grant or exercise of an incentive stock option that meets the requirements of Section 422 of the Code. However, the exercise of an incentive stock option may result in alternative minimum tax liability for the optionee. If no disposition of shares issued to an optionee pursuant to the exercise of an incentive stock option is made by the optionee within two years from the date of grant or within one year after the date of exercise, then upon sale of such shares, any amount realized in excess of the exercise price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and no deduction will be allowed to the Company for federal income tax purposes.

If shares of common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares on the date of exercise (or, if less, the amount realized on an arm’s length sale of such shares) over the exercise price of the underlying options, and the Company will be entitled to deduct such amount. Any gain realized from the shares in excess of the amount taxed as ordinary income will be taxed as capital gain and will not be deductible by the Company.

An incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment, except in certain cases where the incentive stock option is exercised after the death or permanent and total disability of the optionee. If an incentive stock option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a nonqualified stock option.

Nonqualified Stock Options. No taxable income is recognized by the optionee at the time a nonqualified stock option is granted under the Incentive Plan. Generally, on the date of exercise of a nonqualified stock option, ordinary income is recognized by the optionee in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise, and the Company receives a tax deduction for the same amount. Upon disposition of the shares acquired, an optionee generally recognizes the appreciation or depreciation on the shares after the date of exercise as either short-term or long-term capital gain or loss depending on how long the shares have been held. In general, common stock issued upon exercise of an option granted under the Incentive Plan will be transferable and not subject to a risk of forfeiture at the time issued.

Share Awards. Upon the receipt of a share award, the holder will realize income for federal income tax purposes equal to the amount received, whether in cash, shares of stock or both, and the Company will be entitled to a deduction for federal income tax purposes in the same amount. Pursuant to Section 83 of the Code, recipients of share awards will recognize ordinary income in an amount equal to the fair market value of the shares of common stock granted to them at the time that the shares vest and become transferable. A recipient of a share award may also elect, however, to accelerate the recognition of income with respect to his or her grant to the time when shares of common stock are first transferred to him or her, notwithstanding the vesting schedule of such awards. The Company will be entitled to deduct as a compensation expense for tax purposes the same amounts recognized as income by recipients of share awards in the year in which such amounts are included in income.

Deduction Limit for Certain Executive Officers. Section 162(m) of the Code generally limits the deduction for certain compensation in excess of $1 million per year paid by a publicly-traded corporation to its chief executive officer and the four other most highly compensated executive officers (“covered executive”). Certain types of compensation, including compensation based on performance goals, are excluded from the $1 million deduction limitation. In order for compensation to qualify for this exception: (i) it must be paid solely on account of the attainment of one or more preestablished, objective performance goals; (ii) the performance goal must be established by a compensation committee consisting solely of two or more outside directors, as defined; (iii) the material terms under which the compensation is to be paid, including performance goals, must be disclosed to and approved by stockholders in a separate vote prior to payment; and (iv) prior to payment, the compensation committee must certify that the performance goals and any other material terms were in fact satisfied.

The Incentive Plan has been designed to meet the requirements of Section 162(m) of the Code and, as a result, the Company believes that compensation attributable to Performance Share Awards rights granted under the Incentive Plan in accordance with the foregoing requirements will be fully deductible under Section 162(m) of the Code. If the non-excluded compensation of a covered executive exceeds $1 million, however, compensation attributable to other awards, such as restricted stock, may not be fully deductible unless the grant or vesting of the award is contingent on the attainment of a performance goal determined by the committee meeting specified requirements and disclosed to and approved by the stockholders of the Company. The board of directors believes that the likelihood of any impact on the Company from the deduction limitation contained in Section 162(m) of the Code is remote at this time.

The above description of tax consequences under federal income tax law is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

Accounting Treatment. The Company will recognize the cost of employee services received in share-based payment transactions, including stock options, and measure the cost on the grant-date fair value of the award. That cost will be recognized over the period during which an employee is required to provide service in exchange for the award of the stock option. The Company will recognize compensation expense on share awards at the time of vesting. The amount of compensation expense recognized for accounting purposes is based upon the fair market value of the common stock at the date of grant to recipients, rather than the fair market value at the time of vesting for tax purposes, unless the grants are performance based. In such event, the fair market value on the date of vesting will be recognized as compensation expense. The vesting of plan share awards will have the effect of increasing the Company’s compensation expense and will be a factor in determining the Company’s earnings per share on a fully diluted basis.

Stockholder Approval. No Awards will be granted under the Incentive Plan unless the Incentive Plan is approved by stockholders. Stockholder ratification of the Incentive Plan will satisfy listing requirements of the NASDAQ Stock Market and certain federal tax requirements applicable to incentive stock options.

The Board of Directors recommends that stockholders vote FOR adoption of the 2012 Stock Incentive Plan.

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The audit committee of the board of directors of the Company has appointed S.R. Snodgrass, A.C., as the independent registered public accounting firm for the Company for the year ending December 31, 2012. The board of directors has directed that the selection of the accounting firm be submitted for ratification by the stockholders at the annual meeting. The Company has been advised by S.R. Snodgrass, A.C. that neither the firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent registered public accounting firm and clients. S.R. Snodgrass, A.C. will have representatives at the annual meeting who will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

Auditor Fees

The following table sets forth the aggregate fees paid by us to S.R. Snodgrass, A.C. for professional services rendered by S.R. Snodgrass, A.C. in connection with the audit of the Company’s consolidated financial statements for 2011 and 2010 and the fees paid by us to S.R. Snodgrass, A.C. for audit-related services, tax services and all other services rendered by S.R. Snodgrass, A.C to us during 2011 and 2010.

	Year Ended December 31,
	2011	2010
Audit fees(1)	$202,263	$193,069
Audit-related fees(2)	30,392	30,628
Tax fees(3)	50,209	47,100
All other fees(4)	26,000	22,349

Total	$308,864	$293,146

(1)	Audit fees consist of fees for professional services rendered for the audit of the Company’s financial statements, the audit of the Company’s internal control over financial reporting, and review of financial statements included in the Company’s quarterly reports, financial and compliance audits required by HUD, and for services normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.

(2)	Audit-related fees are fees principally for professional services for the audit of the Company’s employee benefit plan and agreed-upon procedures relating to the Uniform Single Attestation Program for mortgage bankers.

(3)	Tax fees consist of compliance fees for the preparation of original tax returns.

(4)	All other fees consist of fees for performing Bank Secrecy Act compliance and information security attack and penetration testing.

Pre-Approval Policy and Procedures

The audit committee selects the Company’s independent registered public accounting firm and pre-approves all audit services to be provided by it to the Company. The audit committee also reviews and pre-approves all audit-related, tax and all other services rendered by our independent registered public accounting firm in accordance with the audit committee’s charter and policy on pre-approval of audit-related, tax and other services. In its review of these services and related fees and terms, the audit committee considers, among other things, the possible effect of the performance of such services on the independence of our independent registered public accounting firm. Pursuant to its policy, the audit committee pre-approves certain audit-related services and certain tax services which are specifically described by the audit committee on an annual basis and separately approves other individual engagements as necessary. The pre-approval requirements do not apply to certain services if: (i) the aggregate amount of such services provided to the Company constitutes not more than five percent of the total amount of revenues paid by the Company to its independent auditor during the year in which the services are provided; (ii) such services were not recognized by the Company at the time of the engagement to be other services; and (iii) such services are promptly brought to the attention of the committee and approved by the committee or by one or more members of the committee to whom authority to grant such approvals has been delegated by the committee prior to the completion of the audit. The committee may delegate to one or more designated members of the committee the authority to grant required pre-approvals. The decisions of any member to whom authority is delegated to pre-approve an activity shall be presented to the full committee at its next scheduled meeting.

During the year end December 31, 2011, each new engagement of S.R. Snodgrass, A.C. was approved in advance by the audit committee, and none of those engagements made use of the de minimis exception to pre-approval contained in the SEC’s rules.

The Board of Directors recommends that you vote FOR the ratification of the appointment of S.R. Snodgrass, A.C. as our independent registered public accounting firm for the year ending December 31, 2012.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In accordance with applicable federal laws and regulations, ESB Bank offers mortgage loans to its directors, officers and full-time employees for the financing of their primary residences as well as various consumer loans. These loans are generally made on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons. It is the belief of management that these loans neither involve more than the normal risk of collectibility nor present other unfavorable features.

Section 22(h) of the Federal Reserve Act generally provides that any credit extended by a savings institution to its executive officers, directors and, to the extent otherwise permitted, principal stockholder(s), or any related interest of the foregoing, must (i) be on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions by the savings association with non-affiliated parties; (ii) be pursuant to underwriting standards that are no less stringent than those applicable to comparable transactions with non-affiliated parties; (iii) not involve more than the normal risk of repayment or present other unfavorable features; and (iv) not exceed, in the aggregate, the institution’s unimpaired capital and surplus, as defined.

As of December 31, 2011, two of our directors or executive officers (or their affiliates), had aggregate loan balances in excess of $120,000, which amounted to $1.7 million in the aggregate. All such loans were made by ESB Bank in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features.

STOCKHOLDER PROPOSALS AND STOCKHOLDER

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Any proposal which a stockholder wishes to have included in the proxy solicitation materials to be used in connection with the next annual meeting of stockholders of the Company, must be received at the principal executive offices of the Company, 600 Lawrence Avenue, Ellwood City, Pennsylvania 16117, Attention: Secretary, no later than November 16, 2012. If such proposal is in compliance with all of the requirements of Rule 14a-8 promulgated under the Exchange Act, it will be included in the Company’s proxy statement and set forth on the form of proxy issued for the next annual meeting of stockholders. It is urged that any such proposals be sent by certified mail, return receipt requested.

Stockholder proposals which are not submitted for inclusion in the Company’s proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an annual meeting pursuant to Article 10.F of the Company’s Articles of Incorporation, which provides that to be properly brought before an annual meeting, business must be (a) properly brought before the meeting by or at the direction of the board of directors or (b) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Company not less than 60 days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the Company, or not later than February 17, 2013 in connection with the next annual meeting of stockholders of the Company. A stockholder’s notice must set forth, as to each matter the stockholder proposes to bring before an annual meeting, (a) a brief description of the business desired to be brought before the annual meeting and (b) certain other information set forth in the Articles of Incorporation. No stockholder proposals have been received by the Company in connection with the annual meeting.

The board of directors has adopted a process by which stockholders may communicate directly with members of the board. Stockholders who wish to communicate with the board may do so by sending written communications addressed to the Board of Directors, c/o Frank Martz, Secretary, ESB Financial Corporation, 600 Lawrence Avenue, Ellwood City, Pennsylvania 16117.

ANNUAL REPORTS AND FINANCIAL STATEMENTS

A copy of the Company’s annual report to stockholders for the year ended December 31, 2011 accompanies this proxy statement.

Upon receipt of a written request, the Company will furnish to any stockholder without charge a copy of its Annual Report on Form 10-K filed with the SEC under the Exchange Act for the year ended December 31, 2011. Upon written request, the Company will furnish to any such stockholder a copy of the exhibits to the Annual Report on Form 10-K. Such written requests should be directed to ESB Financial Corporation, 600 Lawrence Avenue, Ellwood City, Pennsylvania 16117, Attention: Secretary. The Annual Report on Form 10-K is not a part of this proxy statement.

OTHER MATTERS

Management is not aware of any business to come before the annual meeting other than those matters described in this proxy statement. However, if any other matters should properly come before the annual meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

The cost of solicitation of proxies will be borne by the Company. The Company has retained Morrow & Co., LLC, 470 West Avenue, Stamford, Connecticut 06902, a professional proxy solicitation firm, to assist in the solicitation of proxies. The fee arrangement with such firm is $4,000 plus reimbursement for out-of-pocket expenses. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the common stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.

Appendix A

ESB FINANCIAL CORPORATION

2012 STOCK INCENTIVE PLAN

ARTICLE I

ESTABLISHMENT OF THE PLAN

ESB Financial Corporation (the “Corporation”) hereby establishes this 2012 Stock Incentive Plan (the “Plan”) upon the terms and conditions hereinafter stated.

ARTICLE II

PURPOSE OF THE PLAN

The purpose of this Plan is to improve the growth and profitability of the Corporation and its Subsidiary Companies by providing Employees and Non-Employee Directors with a proprietary interest in the Corporation as an incentive to contribute to the success of the Corporation and its Subsidiary Companies, and rewarding Employees for outstanding performance and the attainment of targeted goals. All Incentive Stock Options issued under this Plan are intended to comply with the requirements of Section 422 of the Code and the regulations thereunder, and all provisions hereunder shall be read, interpreted and applied with that purpose in mind.

ARTICLE III

DEFINITIONS

3.01 “Award” means an Option or Share Award granted pursuant to the terms of this Plan.

3.02 “Bank” means ESB Bank, the wholly owned subsidiary of the Corporation.

3.03 “Beneficiary” means the person or persons designated by a Recipient or Optionee to receive any benefits payable under the Plan in the event of such Recipient’s death. Such person or persons shall be designated in writing on forms provided for this purpose by the Committee and may be changed from time to time by similar written notice to the Committee. In the absence of a written designation, the Beneficiary shall be the Recipient’s surviving spouse, if any, or if none, his estate.

3.04 “Board” means the Board of Directors of the Corporation.

3.05 “Change in Control” shall mean a change in the ownership of the Corporation or the Bank, a change in the effective control of the Corporation or the Bank or a change in the ownership of a substantial portion of the assets of the Corporation or the Bank, in each case as provided under Section 409A of the Code and the regulations thereunder.

3.06 “Code” means the Internal Revenue Code of 1986, as amended.

3.07 “Committee” means a committee of two or more directors appointed by the Board pursuant to Article IV hereof.

3.08 “Common Stock” means shares of the common stock, $.01 par value per share, of the Corporation.

3.09 “Disability” means in the case of any Optionee or Recipient that the Optionee or Recipient: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Corporation or the Bank (or would have received such benefits for at least three months if he had been eligible to participate in such plan).

3.10 “Effective Date” means the day upon which the Board approves this Plan.

3.11 “Employee” means any person who is employed by the Corporation or a Subsidiary Company, or is an Officer of the Corporation or a Subsidiary Company, but not including directors who are not also Officers of or otherwise employed by the Corporation or a Subsidiary Company.

3.12 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

3.13 “Exercise Price” means the price at which a share of Common Stock may be purchased by an Optionee pursuant to an Option.

3.14 “Fair Market Value” shall be equal to the fair market value per share of the Corporation’s Common Stock on the date an Award is granted. For purposes hereof, the Fair Market Value of a share of Common Stock shall be the closing sale price of a share of Common Stock on the date in question (or, if such day is not a trading day in the U.S. markets, on the nearest preceding trading day), as reported with respect to the principal market (or the composite of the markets, if more than one) or national quotation system in which such shares are then traded, or if no such closing prices are reported, the mean between the high bid and low asked prices that day on the principal market or national quotation system then in use. Notwithstanding the foregoing, if the Common Stock is not readily tradable on an established securities market for purposes of Section 409A of the Code, then the Fair Market Value shall be determined by means of a reasonable valuation method that takes into consideration all available information material to the value of the Corporation and that otherwise satisfies the requirements applicable under Section 409A of the Code and the regulations thereunder.

3.15 “Incentive Stock Option” means any Option granted under this Plan which the Board intends (at the time it is granted) to be an incentive stock option within the meaning of Section 422 of the Code or any successor thereto.

3.16 “Non-Employee Director” means a member of the Board of the Corporation or Board of Directors of the Bank, including an advisory director or a director emeritus of the Board of the Corporation and/or the Bank, who is not an Officer or Employee of the Corporation or any Subsidiary Company.

3.17 “Non-Qualified Option” means any Option granted under this Plan which is not an Incentive Stock Option.

3.18 “Officer” means an Employee whose position in the Corporation or Subsidiary Company is that of a corporate officer, as determined by the Board.

3.19 “Option” means a right granted under this Plan to purchase Common Stock.

3.20 “Optionee” means an Employee or Non-Employee Director or former Employee or Non-Employee Director to whom an Option is granted under the Plan.

3.21 “Performance Share Award” means a Share Award granted to a Recipient pursuant to Section 9.06 of the Plan.

3.22 “Performance Goal” means an objective for the Corporation or any Subsidiary Company or any unit thereof or any Employee of the foregoing that may be established by the Committee for a Performance Share Award to become vested, earned or exercisable. The establishment of Performance Goals are intended to make the applicable Performance Share Awards “performance based” compensation within the meaning of Section 162(m) of the Code, and the Performance Goals shall be based on one or more of the following criteria:

(i)	net income, as adjusted for non-recurring items;

(ii)	cash earnings;

(iii)	earnings per share;

(iv)	cash earnings per share;

(v)	return on average equity;

(vi)	return on average assets;

(vii)	assets;

(viii)	stock price;

(ix)	total stockholder return;

(x)	capital;

(xi)	net interest income;

(xii)	market share;

(xiii)	cost control or efficiency ratio; and

(xiv)	asset growth.

3.23 “Recipient” means an Employee who receives a Share Award or Performance Share Award under the Plan.

3.24 “Retirement” means:

(a) A termination of employment which constitutes a “retirement” at the “normal retirement age” or later under the Corporation’s Employee Stock Ownership Plan (“ESOP”) or such other qualified pension benefit plan maintained by the Corporation or a Subsidiary Company as may be designated by the Board or the Committee, or, if no such plan is applicable, which would constitute “retirement” under the ESOP, if such individual were a participant in that plan, provided, however, that the provisions of this subsection (a) will not apply as long as an Optionee continues to serve as a Non-Employee Director, including service as an Advisory Director.

(b) With respect to Non-Employee Directors, retirement means retirement from service on the Board of Directors of the Corporation or a Subsidiary Company or any successors thereto (including retirement from service as an Advisory Director to the Corporation or any Subsidiary Company) after reaching normal retirement age as established by the Corporation.

3.25 “Share Award” means a right granted under this Plan to receive a distribution of shares of Common Stock upon completion of the service and other requirements described in Article IX and includes Performance Share Awards.

3.26 “Subsidiary Companies” means those subsidiaries of the Corporation, including the Bank, which meet the definition of “subsidiary corporations” set forth in Section 425(f) of the Code, at the time of granting of the Award in question.

ARTICLE IV

ADMINISTRATION OF THE PLAN

4.01 Duties of the Committee. The Plan shall be administered and interpreted by the Committee, as appointed from time to time by the Board pursuant to Section 4.02. The Committee shall have the authority to adopt, amend and rescind such rules, regulations and procedures as, in its opinion, may be advisable in the administration of the Plan, including, without limitation, rules, regulations and procedures which (i) deal with satisfaction of an Optionee’s tax withholding obligation pursuant to Section 13.02 hereof, (ii) include arrangements to facilitate the Optionee’s ability to borrow funds for payment of the exercise or purchase price of an Award, if applicable, from securities brokers and dealers, and (iii) include arrangements which provide for the payment of some or all of such exercise or purchase price by delivery of previously-owned shares of Common Stock or other property and/or by withholding some of the shares of Common Stock which are being acquired. The interpretation and construction by the Committee of any provisions of the Plan, any rule, regulation or procedure adopted by it pursuant thereto or of any Award shall be final and binding in the absence of action by the Board.

4.02 Appointment and Operation of the Committee The members of the Committee shall be appointed by, and will serve at the pleasure of, the Board. The Board from time to time may remove members from, or add members to, the Committee, provided the Committee shall continue to consist of two or more members of the Board, each of whom shall be a Non-Employee Director, as defined in Rule 16b-3(b)(3)(i) of the Exchange Act or any successor thereto. In addition, each member of the Committee shall be an (i) “outside director” within the meaning of Section 162(m) of the Code and regulations thereunder at such times as is required under such regulations and (ii) an “independent director” as such term is defined in Rule 5605(a)(2) of the Marketplace Rules of the Nasdaq Stock Market or any successor thereto. The Committee shall act by vote or written consent of a majority of its members. Subject to the express provisions and limitations of the Plan, the Committee may adopt such rules, regulations and procedures as it deems appropriate for the conduct of its affairs. It may appoint one of its members to be chairman and any person, whether or not a member, to be its secretary or agent. The Committee shall report its actions and decisions to the Board at appropriate times but in no event less than one time per calendar year.

4.03 Revocation for Misconduct. The Board or the Committee may by resolution immediately revoke, rescind and terminate any Award, or portion thereof, to the extent not yet vested or exercised, previously granted or awarded under this Plan to an Employee who is discharged from the employ of the Corporation or a Subsidiary Company for cause, which, for purposes hereof, shall mean termination because of the Employee’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order. Awards granted to a Non-Employee Director who is removed for cause pursuant to the Corporation’s Articles of Incorporation and Bylaws or the Bank’s Articles of Incorporation and Bylaws shall terminate as of the effective date of such removal.

4.04 Limitation on Liability. Neither the members of the Board nor any member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any rule, regulation or procedure adopted by it pursuant thereto or any Awards granted under it. If a member of the Board or the Committee is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of anything done or not done by him in such capacity under or with respect to the Plan, the Corporation shall, subject to the requirements of applicable laws and regulations, indemnify such member against all liabilities and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation and its Subsidiary Companies and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

4.05 Compliance with Laws and Regulations. All Awards granted hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Corporation shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of or obtaining of consents or approvals with respect to such shares under any federal or state law or any rule or regulation of any government body, which the Corporation shall, in its sole discretion, determine to be necessary or advisable. Moreover, no Option may be exercised if such exercise would be contrary to applicable laws and regulations.

4.06 Restrictions on Transfer. The Corporation may place a legend upon any certificate representing shares acquired pursuant to an Award granted hereunder noting that the transfer of such shares may be restricted by applicable laws and regulations.

4.07 No Deferral of Compensation Under Section 409A of the Code. All Awards granted under the Plan are designed to not constitute a deferral of compensation for purposes of Section 409A of the Code. Notwithstanding any other provision in this Plan to the contrary, all of the terms and conditions of any Options granted under this Plan shall be designed to satisfy the exemption for stock options set forth in the regulations issued under Section 409A of the Code. Both this Plan and the terms of all Options granted hereunder shall be interpreted in a manner that requires compliance with all of the requirements of the exemption for stock options set forth in the regulations issued under Section 409A of the Code. No Optionee shall be permitted to defer the recognition of income beyond the exercise date of a Non-Qualified Option or beyond the date that the Common Stock received upon the exercise of an Incentive Stock Option is sold. No Recipient shall be permitted to defer the recognition of income beyond the date a Share Award shall be deemed earned pursuant to Article IX of this Plan.

ARTICLE V

ELIGIBILITY

Awards may be granted to such Employees and Non-Employee Directors of the Corporation and its Subsidiary Companies as may be designated from time to time by the Board or the Committee. Awards may not be granted to individuals who are not Employees or Non-Employee Directors of either the Corporation or its Subsidiary Companies. Non-Employee Directors shall be eligible to receive only Non-Qualified Options under the Plan.

ARTICLE VI

COMMON STOCK COVERED BY THE PLAN

6.01 Number of Shares. The aggregate number of shares of Common Stock which may be issued pursuant to this Plan, subject to adjustment as provided in Article X, shall be 875,000. None of such shares shall be the subject of more than one Award at any time, but if an Option as to any shares is surrendered before exercise, or expires or terminates for any reason without having been exercised in full, or for any reason ceases to be exercisable, the number of shares covered thereby shall again become available for grant under the Plan as if no Awards had been previously granted with respect to such shares.

6.02 Source of Shares. The shares of Common Stock issued under the Plan may be authorized but unissued shares, treasury shares or shares purchased by the Corporation on the open market or from private sources for use under the Plan.

ARTICLE VII

DETERMINATION OF

AWARDS, NUMBER OF SHARES, ETC.

7.01 Determination of Awards. The Board or the Committee shall, in its discretion, determine from time to time which Employees and Non-Employee Directors will be granted Awards under the Plan, the number of shares of Common Stock subject to each Award, whether each Option will be an Incentive Stock Option or a Non-Qualified Stock Option and the Exercise Price of an Option and whether a Share Award will be a Performance Share Award. In making all such determinations there shall be taken into account the duties, responsibilities and performance of each Optionee, his present and potential contributions to the growth and success of the Corporation, his salary and such other factors deemed relevant to accomplishing the purposes of the Plan.

7.02 Limitation on Share Awards. Notwithstanding anything contained in this Plan to the contrary, the maximum number of shares of Common Stock to which Share Awards may be issued under this Plan shall be 175,000 shares, or 20% of the total shares available for issuance under this Plan. None of such shares shall be the subject of more than one Award at any time, but if a Share Award as to any shares is surrendered before vested, or expires or terminates for any reason without vesting in full, the number of shares covered thereby shall again become available for grant under the Plan as if no Awards had been previously granted with respect to such shares.

7.03 Maximum Awards to any Person. Notwithstanding anything contained in this Plan to the contrary, the maximum number of shares of Common Stock to which Awards may be granted to any individual pursuant to this Plan shall be 200,000 shares in the aggregate.

ARTICLE VIII

OPTIONS

Each Option granted hereunder shall be on the following terms and conditions:

8.01 Stock Option Agreement. The proper Officers on behalf of the Corporation and each Optionee shall execute a Stock Option Agreement which shall set forth the total number of shares of Common Stock to which it pertains, the exercise price, whether it is a Non-Qualified Option or an Incentive Stock Option, and such other terms, conditions, restrictions and privileges as the Board or the Committee in each instance shall deem appropriate, provided they are not inconsistent with the terms, conditions and provisions of this Plan. Each Optionee shall receive a copy of his executed Stock Option Agreement. Any Option granted with the intention that it will be an Incentive Stock Option but which fails to satisfy a requirement for Incentive Stock Options shall continue to be valid and shall be treated as a Non-Qualified Option.

8.02 Option Exercise Price.

(a) Incentive Stock Options. The per share price at which the subject Common Stock may be purchased upon exercise of an Incentive Stock Option shall be no less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock at the time such Incentive Stock Option is granted, except as provided in Section 8.09(b).

(b) Non-Qualified Options. The per share price at which the subject Common Stock may be purchased upon exercise of a Non-Qualified Option shall be established by the Committee at the time of grant, but in no event shall be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock at the time such Non-Qualified Option is granted.

8.03 Vesting and Exercise of Options.

(a) General Rules. Incentive Stock Options and Non-Qualified Options shall become vested and exercisable at the rate, to the extent and subject to such limitations as may be specified by the Board or the Committee. Notwithstanding the foregoing, no vesting shall occur on or after an Optionee’s employment or service as a Non-Employee Director with the Corporation and all Subsidiary Companies is terminated for any reason other than his death, Disability, Retirement or a Change in Control. In determining the number of shares of Common Stock with respect to which Options are vested and/or exercisable, fractional shares will be rounded up to the nearest whole number if the fraction is 0.5 or higher, and down if it is less.

(b) Accelerated Vesting. Unless the Committee or Board shall specifically state otherwise at the time an Option is granted, all Options granted under this Plan shall become vested and exercisable in full on the date an Optionee terminates his employment with the Corporation or a Subsidiary Company or service as a Non-Employee Director because of his death, Disability or Retirement. In addition, all outstanding Options shall become immediately vested and exercisable in full as of the effective date of a Change in Control.

8.04 Duration of Options.

(a) Employee Grants. Except as provided in Sections 8.04(c) and 8.09, each Option or portion thereof granted to an Employee shall be exercisable at any time on or after it vests and remain exercisable until the earlier of (i) ten (10) years after its date of grant or (ii) three (3) months after the date on which the Employee ceases to be employed by Corporation and all Subsidiary Companies, or any successor thereto, unless the Board or the Committee in its discretion decides at the time of grant to extend such three-month period in clause (ii) to a period not exceeding five (5) years.

(b) Non-Employee Director Grants. Except as provided in Section 8.04(c), each Option or portion thereof granted to a Non-Employee Director shall be exercisable at any time on or after it vests and becomes exercisable until the earlier of (i) ten (10) years after its date of grant or (ii) three (3) years after the date on which the Optionee ceases to serve as a Non-Employee Director.

(c) Exceptions. Unless the Board or the Committee shall specifically state otherwise at the time an Option is granted, if an Employee terminates his employment with the Corporation or a Subsidiary Company as a result of Disability or Retirement without having fully exercised his Options, the Employee shall have the right to exercise such Options following his termination due to Disability or Retirement until the later of (i) the expiration of the exercise period following a termination of employment for reasons other than Disability or Retirement or (ii) one (1) year following the date of termination of employment due to Disability or Retirement, in each case subject to the last sentence of this Section 8.04(c).

Unless the Board or the Committee shall specifically state otherwise at the time an Option is granted, if an Employee or Non-Employee Director terminates his employment or service with the Corporation or a Subsidiary Company following a Change in Control without having fully exercised his Options, the Optionee shall have the right to exercise such Options during the remainder of the original ten (10) year term (or five (5) year term for Options subject to Section 8.09(b) hereof) of the Option from the date of grant.

If an Optionee dies while in the employ or service of the Corporation or a Subsidiary Company or terminates employment or service with the Corporation or a Subsidiary Company as a result of Disability or Retirement and dies without having fully exercised his Options, the executors, administrators, legatees or distributees of his estate shall have the right, during the one (1) year period following his death, to exercise such Options.

In no event, however, shall any Option be exercisable more than ten (10) years (five (5) years for Options subject to Section 8.09(b) hereof) from the date it was granted.

8.05 Nonassignability. Options shall not be transferable by an Optionee except by will or the laws of descent or distribution, and during an Optionee’s lifetime shall be exercisable only by such Optionee or the Optionee’s guardian or legal representative. Notwithstanding the foregoing, or any other provision of this Plan, an Optionee who holds Non-Qualified Options may transfer such Options to his or her spouse, lineal ascendants, lineal descendants, or to a duly established trust for the benefit of one or more of these individuals. Options so transferred may thereafter be transferred only to the Optionee who originally received the grant or to an individual or trust to whom the Optionee could have initially transferred the Option pursuant to this Section 8.05. Options which are transferred pursuant to this Section 8.05 shall be exercisable by the transferee according to the same terms and conditions as applied to the Optionee.

8.06 Manner of Exercise. Options may be exercised in part or in whole and at one time or from time to time. The procedures for exercise shall be set forth in the written Stock Option Agreement provided for in Section 8.01 above.

8.07 Payment for Shares. Payment in full of the purchase price for shares of Common Stock purchased pursuant to the exercise of any Option shall be made to the Corporation upon exercise of the Option. All shares sold under the Plan shall be fully paid and nonassessable. Payment for shares may be made by the Optionee (i) in cash or by check, (ii) by delivery of a properly executed exercise notice, together with irrevocable instructions to a broker to sell the shares and then to properly deliver to the Corporation the amount of sale proceeds to pay the exercise price, all in accordance with applicable laws and regulations and Emerging Issues Task Force Issue No. 00-23 and Financial Accounting Standards Board Statement No. 123R, (iii) at the discretion of the Board or the Committee, by delivering shares of Common Stock (including shares acquired pursuant to the exercise of an Option) equal in Fair Market Value to the purchase price of the shares to be acquired pursuant to the Option, (iv) at the discretion of the Board or the Committee, by withholding some of the shares of Common Stock which are being purchased upon exercise of an Option, or (v) any combination of the foregoing. With respect to subclause (iii) hereof, the shares of Common Stock delivered to pay the purchase price must have either been (x) purchased in open market transactions or (y) issued by the Corporation pursuant to a plan thereof, in each case more than six months prior to the exercise date of the Option.

8.08 Voting and Dividend Rights. No Optionee shall have any voting or dividend rights or other rights of a stockholder in respect of any shares of Common Stock covered by an Option prior to the time that his name is recorded on the Corporation’s stockholder ledger as the holder of record of such shares acquired pursuant to an exercise of an Option.

8.09 Additional Terms Applicable to Incentive Stock Options. All Options issued under the Plan as Incentive Stock Options will be subject, in addition to the terms detailed in Sections 8.01 to 8.08 above, to those contained in this Section 8.09.

(a) Notwithstanding any contrary provisions contained elsewhere in this Plan and as long as required by Section 422 of the Code, the aggregate Fair Market Value, determined as of the time an Incentive Stock Option is granted, of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year under this Plan, and stock options that satisfy the requirements of Section 422 of the Code under any other stock option plan or plans maintained by the Corporation (or any parent or Subsidiary Company), shall not exceed $100,000.

(b) Limitation on Ten Percent Stockholders. The price at which shares of Common Stock may be purchased upon exercise of an Incentive Stock Option granted to an individual who, at the time such Incentive Stock Option is granted, owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of stock issued to stockholders of the Corporation or any Subsidiary Company, shall be no less than one hundred and ten percent (110%) of the Fair Market Value of a share of the Common Stock of the Corporation at the time of grant, and such Incentive Stock Option shall by its terms not be exercisable after the earlier of the date determined under Section 8.04 or the expiration of five (5) years from the date such Incentive Stock Option is granted.

(c) Notice of Disposition; Withholding; Escrow. An Optionee shall immediately notify the Corporation in writing of any sale, transfer, assignment or other disposition (or action constituting a disqualifying disposition within the meaning of Section 421 of the Code) of any shares of Common Stock acquired through exercise of an Incentive Stock Option, within two (2) years after the grant of such Incentive Stock Option or within one (1) year after the acquisition of such shares, setting forth the date and manner of disposition, the number of shares disposed of and the price at which such shares were disposed of. The Corporation shall be entitled to withhold from any compensation or other payments then or thereafter due to the Optionee such amounts as may be necessary to satisfy any withholding requirements of federal or state law or regulation and, further, to collect from the Optionee any additional amounts which may be required for such purpose. The Committee may, in its discretion, require shares of Common Stock acquired by an Optionee upon exercise of an Incentive Stock Option to be held in an escrow arrangement for the purpose of enabling compliance with the provisions of this Section 8.09(c).

ARTICLE IX

SHARE AWARDS

9.01 Share Award Notice. As promptly as practicable after the granting of a Share Award pursuant to the terms hereof, the Board or the Committee shall notify the Recipient in writing of the grant of the Share Award, the number of shares covered by the Share Award, whether the Share Award is a Performance Share Award and the terms upon which the shares subject to the Share Award shall be distributed to the Recipient. The Board or the Committee shall maintain records as to all grants of Share Awards and Performance Share Awards under the Plan.

9.02 Earning Plan Shares; Forfeitures.

(a) General Rules. Subject to the terms hereof, Share Awards granted hereunder shall be earned at the rate and to the extent as may be specified by the Committee at the date of grant thereof. If the employment of an Employee is terminated before the Share Award has been completely earned for any reason (except as specifically provided in subsections (b) and (c) below), the Recipient shall forfeit the right to any shares subject to the Share Award which have not theretofore been earned. In the event of a forfeiture of the right to any shares subject to a Share Award, such forfeited shares shall become available for grant pursuant to Articles VI and VII as if no Share Award had been previously granted with respect to such shares. No fractional shares shall be distributed pursuant to this Plan.

(b) Exception for Termination Due to Death or Disability. Notwithstanding the general rule contained in Section 9.02(a), all shares subject to a Share Award held by a Recipient whose employment with the Corporation or any Subsidiary Company terminates due to death or Disability shall be deemed fully earned as of the Recipient’s last day of employment with the Corporation or any Subsidiary Company and shall be distributed as soon as practicable thereafter.

(c) Exception for a Change in Control. Notwithstanding the general rule contained in Section 9.02(a), all shares subject to a Share Award held by a Recipient shall be deemed to be fully earned as of the effective date of a Change in Control.

9.03 Dividends and Voting. A Recipient shall not be entitled to receive any cash dividends declared on the Common Stock with respect to any unvested Share Award. A Recipient shall not be entitled to any voting rights with respect to any unvested Share Award which has not yet been earned and distributed to him or her pursuant to Section 9.04.

9.04 Distribution of Plan Shares.

(a) Timing of Distributions: General Rule. Subject to the provisions of Section 9.06 hereof, shares shall be distributed to the Recipient or his Beneficiary, as the case may be, as soon as practicable after they have been earned.

(b) Form of Distributions. All shares shall be distributed in the form of Common Stock. One share of Common Stock shall be given for each share earned and distributable.

(c) Restrictions on Selling of Plan Shares. Share Awards may not be sold, assigned, pledged or otherwise disposed of prior to the time that they are earned and distributed pursuant to the terms of this Plan. Upon distribution, the Board or the Committee may require the Recipient or his Beneficiary, as the case may be, to agree not to sell or otherwise dispose of his distributed shares except in accordance with all then applicable federal and state securities laws, and the Board or the Committee may cause a legend to be placed on the stock certificate(s) representing the distributed shares in order to restrict the transfer of the distributed shares for such period of time or under such circumstances as the Board or the Committee, upon the advice of counsel, may deem appropriate.

9.05 Rights of Recipients. Notwithstanding anything to the contrary herein, a Participant who receives a Share Award payable in Common Stock shall have no rights as a stockholder until the Common Stock is issued pursuant to the terms of the Award Agreement.

9.06 Performance Awards

(a) Designation of Performance Share Awards. The Committee may determine to make any Share Award a Performance Share Award by making such Share Award contingent upon the achievement of a Performance Goal or any combination of Performance Goals. Each Performance Share Award shall be evidenced by a written agreement (“Award Agreement”), which shall set forth the Performance Goals applicable to the Performance Share Award, the maximum amounts payable and such other terms and conditions as are applicable to the Performance Share Award. Each Performance Share Award shall be granted and administered to comply with the requirements of Section 162(m) of the Code.

(b) Timing of Grants. Any Performance Share Award shall be made not later than 90 days after the start of the period for which the Performance Share Award relates and shall be made prior to the completion of 25% of such period. All determinations regarding the achievement of any Performance Goals will be made by the Committee. The Committee may not increase during a year the amount of a Performance Share Award that would otherwise be payable upon achievement of the Performance Goals but may reduce or eliminate the payments as provided for in the Award Agreement.

(c) Restrictions on Grants. Nothing contained in the Plan will be deemed in any way to limit or restrict the Committee from making any Award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

(d) Distribution. No Performance Share Award or portion thereof that is subject to the attainment or satisfaction of a condition of a Performance Goal shall be distributed or considered to be earned or vested until the Committee certifies in writing that the conditions or Performance Goal to which the distribution, earning or vesting of such Award is subject have been achieved.

9.07 Nontransferable. Share Awards and Performance Share Awards and rights to shares shall not be transferable by a Recipient, and during the lifetime of the Recipient, shares which are the subject of Share Awards may only be earned by and paid to a Recipient who was notified in writing of a Share Award by the Committee pursuant to Section 9.01. No Recipient or Beneficiary shall have any right in or claim to any assets of the Plan nor shall the Corporation or any Subsidiary Company be subject to any claim for benefits hereunder.

ARTICLE X

ADJUSTMENTS FOR CAPITAL CHANGES

10.01 General Adjustments. The aggregate number of shares of Common Stock available for issuance under this Plan, the number of shares to which any outstanding Award relates, the maximum number of shares that can be covered by Awards to each Employee, each Non-Employee Director and all Non-Employee Directors as a group, and the exercise price per share of Common Stock under any outstanding Option shall be proportionately adjusted for any increase or decrease in the total number of outstanding shares of Common Stock issued subsequent to the effective date of this Plan resulting from a split, subdivision or consolidation of shares or any other capital adjustment, the payment of a stock dividend, or other increase or decrease in such shares effected without receipt or payment of consideration by the Corporation.

10.02 Adjustments for Mergers and Other Corporate Transactions. If, upon a merger, consolidation, reorganization, liquidation, recapitalization or the like of the Corporation, the shares of the Corporation’s Common Stock shall be exchanged for other securities of the Corporation or of another corporation, each Award shall be converted, subject to the conditions herein stated, into the right to purchase or acquire such number of shares of Common Stock or amount of other securities of the Corporation or such other corporation as were exchangeable for the number of shares of Common Stock of the Corporation which such Optionees or Recipients would have been entitled to purchase or acquire except for such action, and appropriate adjustments shall be made to the per share exercise price of outstanding Options, provided that in each case the number of shares or other securities subject to the substituted or assumed stock options and the exercise price thereof shall be determined in a manner that satisfies the requirements of Treasury Regulation §1.424-1 and the regulations issued under Section 409A of the Code so that the substituted or assumed option is not deemed to be a modification of the outstanding Options.

ARTICLE XI

AMENDMENT AND TERMINATION OF THE PLAN

The Board may, by resolution, at any time terminate or amend the Plan with respect to any shares of Common Stock as to which Awards have not been granted, subject to any required stockholder approval or any stockholder approval which the Board may deem to be advisable for any reason, such as for the purpose of obtaining or retaining any statutory or regulatory benefits under tax, securities or other laws or satisfying any applicable stock exchange listing requirements. The Board may not, without the consent of the holder of an Award, alter or impair any Award previously granted or awarded under this Plan except as specifically authorized herein.

ARTICLE XII

EMPLOYMENT AND SERVICE RIGHTS

Neither the Plan nor the grant of any Awards hereunder nor any action taken by the Committee or the Board in connection with the Plan shall create any right on the part of any Employee or Non-Employee Director to continue in such capacity.

ARTICLE XIII

WITHHOLDING

13.01 Tax Withholding. The Corporation may withhold from any cash payment made under this Plan sufficient amounts to cover any applicable withholding and employment taxes, and if the amount of such cash payment is insufficient, the Corporation may require the Optionee or Recipient to pay to the Corporation the amount required to be withheld as a condition to delivering the shares acquired pursuant to an Award. The Corporation also may withhold or collect amounts with respect to a disqualifying disposition of shares of Common Stock acquired pursuant to exercise of an Incentive Stock Option, as provided in Section 8.09(c).

13.02 Methods of Tax Withholding. The Board or the Committee is authorized to adopt rules, regulations or procedures which provide for the satisfaction of an Optionee’s or Recipient’s tax withholding obligation by the retention of shares of Common Stock to which the Optionee or Recipient would otherwise be entitled pursuant to an Award and/or by the Optionee’s delivery of previously-owned shares of Common Stock or other property.

ARTICLE XIV

EFFECTIVE DATE OF THE PLAN; TERM

14.01 Effective Date of the Plan. This Plan shall become effective on the Effective Date, and Awards may be granted hereunder no earlier than the date that this Plan is approved by stockholders of the Corporation and no later than the termination of the Plan, provided this Plan is approved by stockholders of the Corporation pursuant to Article XV hereof.

14.02 Term of the Plan. Unless sooner terminated, this Plan shall remain in effect for a period of ten (10) years ending on the tenth anniversary of the Effective Date. Termination of the Plan shall not affect any Awards previously granted and such Awards shall remain valid and in effect until they have been fully exercised or earned, are surrendered or by their terms expire or are forfeited.

ARTICLE XV

STOCKHOLDER APPROVAL

The Corporation shall submit this Plan to stockholders for approval at a meeting of stockholders of the Corporation held within twelve (12) months following the Effective Date in order to meet the requirements of (i) Section 422 of the Code and regulations thereunder, (ii) Section 162(m) of the Code and regulations thereunder, and (iii) the Nasdaq Stock Market for listing of the Common Stock on the Nasdaq Stock Market.

ARTICLE XVI

MISCELLANEOUS

16.01 Governing Law. To the extent not governed by federal law, this Plan shall be construed under the laws of the Commonwealth of Pennsylvania.

16.02 Pronouns. Wherever appropriate, the masculine pronoun shall include the feminine pronoun, and the singular shall include the plural.

ESB FINANCIAL CORPORATION	REVOCABLE PROXY

This proxy is solicited on behalf of the Board of Directors of ESB Financial Corporation (the “Company”) for use only at the Annual Meeting of Stockholders to be held on April 18, 2012 and at any adjournment thereof.

The undersigned hereby appoints the Board of Directors of the Company, or any successors thereto, as proxies, with full powers of substitution, to vote the shares of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Connoquenessing Country Club located at 1512 Mercer Road, Ellwood City, Pennsylvania, on Wednesday, April 18, 2012, at 4:00 p.m., local time, or at any adjournment thereof, with all the powers that the undersigned would possess if personally present, as indicated below.

1.	Election of Directors

☐	FOR	☐	WITHHOLD	☐	FOR ALL EXCEPT

Nominees for a three-year term: Charlotte A. Zuschlag and James P. Wetzel, Jr.

(INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.)

2.	Proposal to approve the Company’s 2012 Stock Incentive Plan.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	Proposal to ratify the appointment of S.R. Snodgrass, A.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2012.

☐	FOR	☐	AGAINST	☐	ABSTAIN

In their discretion, the proxies are authorized to vote with respect to approval of the minutes of the last meeting of stockholders, the election of any person as a director if the nominee is unable to serve or for good cause will not serve, matters incident to the conduct of the meeting, and upon such other matters as may properly come before the meeting.

The Board of Directors recommends that you vote FOR the nominees for director, FOR approval of the Company’s 2012 Stock Incentive Plan and FOR the proposal to ratify the independent registered public accounting firm for 2012. You are encouraged to specify your choices by marking the appropriate boxes above; however, you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. This proxy may not be voted for any person who is not a nominee of the Board of Directors of the Company. This proxy may be revoked at any time before it is exercised.

Shares of Common Stock of the Company will be voted as specified. If no specification is made, shares will be voted FOR the election of the Board of Directors’ nominees to the Board of Directors, FOR approval of the Company’s 2012 Stock Incentive Plan and FOR the proposal to ratify the independent registered public accounting firm for 2012, and otherwise at the discretion of the proxies.

Please be sure to sign and date this Proxy in the box below.

Date:

Stockholder sign above — co-holder (if any) also sign above

The above hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders of the Company called for April 18, 2012, a Proxy Statement for the Annual Meeting and the 2011 Annual Report to Stockholders.

Please sign exactly as your name(s) appear(s) on this proxy. Only one signature is required in case of a joint account. When signing in a representative capacity, please give title.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS CARD USING THE ENCLOSED ENVELOPE.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on April 18, 2012. The Proxy Statement and the 2011 Annual Report to Stockholders as well as driving directions to the annual meeting are available on our website at www.esbbank.com under the tabs “About Us – ESB Financial Corp – Annual Meeting Information.”

March 16, 2012

TO:	Participants in the Employee Stock Ownership Plan and
the Retirement Savings Plan of ESB Financial Corporation

As described in the enclosed materials, your proxy as a stockholder of ESB Financial Corporation is being solicited in connection with our upcoming Annual Meeting of Stockholders because you have shares of ESB common stock allocated to your account under the Employee Stock Ownership Plan (“ESOP”) or the Retirement Savings Plan (“401(k) Plan”). I hope you will take advantage of the opportunity to direct the manner in which shares of ESB common stock allocated to your accounts under these plans will be voted at the Annual Meeting.

Enclosed with this letter is a Proxy Statement, which describes the matters to be voted upon, and a voting instruction ballot, which will permit you to vote the shares allocated to your account(s) in the plans. After you have reviewed the Proxy Statement, we urge you to vote your shares held pursuant to the plans by marking, dating, signing and returning the enclosed voting instruction ballot(s) to the administrators of the plans, who will tabulate the votes for the Trustees of the plans. The Trustees will certify the totals to ESB for the purpose of having those shares voted at the Annual Meeting.

We urge each of you to vote, as a means of participating in the governance of the affairs of ESB. If your voting instructions for the ESOP are not received, the shares allocated to your account will be voted by the Trustees in the same ratio as to those shares for which participant’s instructions are received. If your voting instructions for the 401(k) Plan are not received, the shares allocated to your account will not be voted. While I hope that you will vote in the manner recommended by the board of directors, the most important thing is that you vote in whatever manner you deem appropriate. Please take a moment to do so.

Please note the enclosed material relates only to those shares which have been allocated to your account under these plans. You will receive other voting material for those shares owned by you individually and not under these plans.

Sincerely,

Charlotte A. Zuschlag

President and Chief Executive Officer

ESB FINANCIAL CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

VOTING INSTRUCTION BALLOT

The undersigned hereby instructs the Trustees of the Employee Stock Ownership Plan and Trust (“ESOP”) of ESB Financial Corporation (“ESB” or the “Company”) to vote, as designated below, all the shares of common stock of ESB allocated to his or her account under the ESOP as of March 2, 2012, at the Annual Meeting of Stockholders to be held at the Connoquenessing Country Club located at 1512 Mercer Road, Ellwood City, Pennsylvania, on Wednesday, April 18, 2012 at 4:00 p.m., local time, and any adjournment thereof.

1.	Election of Directors

☐	FOR	☐	WITHHOLD	☐	FOR ALL EXCEPT

Nominees for a three-year term: Charlotte A. Zuschlag and James P. Wetzel, Jr.

(INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.)

2.	Proposal to approve the Company’s 2012 Stock Incentive Plan.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	Proposal to ratify the appointment of S.R. Snodgrass, A.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2012.

☐	FOR	☐	AGAINST	☐	ABSTAIN

4.	In their discretion, the Trustees are authorized to vote upon such other business as may properly come before the meeting.

The ESB Board of Directors recommends a vote FOR election of the nominees for director, FOR approval of the Company’s 2012 Stock Incentive Plan and FOR the proposal to ratify the appointment of the independent registered public accounting firm for 2012. Such votes are hereby solicited by the ESB Board of Directors.

Dated: , 2012

Signature

If you return this card properly signed but you do not otherwise specify, shares will be voted FOR election of the nominees for director, FOR approval of the Company’s 2012 Stock Incentive Plan and FOR the proposal to ratify the appointment of the independent registered public accounting firm for 2012. If you do not return this card, your shares will be voted by the Trustees in the same ratio as to those shares for which participant’s instructions are received.

ESB FINANCIAL CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

VOTING INSTRUCTION BALLOT

The undersigned hereby instructs the Trustees of the Retirement Savings Plan (“401(k) Plan”) of ESB Financial Corporation (“ESB”) or the (“Company”) to vote, as designated below, all the shares of common stock of ESB allocated to his or her account under the 401(k) Plan as of March 2, 2012, at the Annual Meeting of Stockholders to be held at the Connoquenessing Country Club located at 1512 Mercer Road, Ellwood City, Pennsylvania, on Wednesday, April 18, 2012 at 4:00 p.m., local time, and any adjournment thereof.

1.	Election of Directors

☐	FOR	☐	WITHHOLD	☐	FOR ALL EXCEPT

Nominees for a three-year term: Charlotte A. Zuschlag and James P. Wetzel, Jr.

(INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.)

2.	Proposal to approve the Company’s 2012 Stock Incentive Plan.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	Proposal to ratify the appointment of S.R. Snodgrass, A.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2012.

☐	FOR	☐	AGAINST	☐	ABSTAIN

4.	In their discretion, the Trustees are authorized to vote upon such other business as may properly come before the meeting.

The ESB Board of Directors recommends a vote FOR election of the nominees for director, FOR approval of the Company’s 2012 Stock Incentive Plan and FOR the proposal to ratify the appointment of the independent registered public accounting firm for 2012. Such votes are hereby solicited by the ESB Board of Directors.

Dated: , 2012

Signature

If you return this card properly signed but you do not otherwise specify, shares will be voted FOR election of the nominees for director, FOR approval of the Company’s 2012 Stock Incentive Plan and FOR the proposal to ratify the appointment of the independent registered public accounting firm for 2012. If you do not return this card, your shares will not be voted.